Exhibit 3.1

The Companies Act 2006

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

Of REZOLVE AI PLC

(Company number: 14573691)

(Adopted by special resolution passed on 28 February 2025 and effective from re-registration as a plc)

contents

Article Page

PRELIMINARY 1

1.
Exclusion of default or model articles 1
2.
Interpretation 1
3.
Limited liability 8

SHARE CAPITAL 8

4.
Share capital and rights attached to shares 8
5.
Rights attaching to Founder's Shares 9
6.
Rights attaching to the Deferred Shares 9
7.
Conversion to Deferred Shares 10
8.
Authority to allot shares and grant rights 11
9.
Power to pay commission 11
10.
Power to alter share capital 11
11.
Power to issue redeemable shares and conversion of existing non-redeemable shares

. 12

12.
Power to purchase own shares 12
13.
Power to reduce capital 13
14.
Trusts not recognised 13
15.
Effect of Redemption, Purchase and Surrender 13
16.
Treasury shares 13

UNCERTIFICATED SHARES – GENERAL POWERS 13

17.
Uncertificated shares – general powers 13

VARIATION OF RIGHTS 14

18.
Variation of rights 14

TRANSFERS OF SHARES 15

19.
Right to transfer shares 15
20.
Transfers of uncertificated shares 15
21.
Transfers of certificated shares 15
22.
Other provisions relating to transfers 16
23.
Notice of refusal 17

TRANSMISSION OF SHARES 17

24.
Transmission on death 17
25.
Election of person entitled by transmission 17
26.
Rights of person entitled by transmission 17

DISCLOSURE OF INTERESTS IN SHARES 18

27.
Disenfranchisement 18
28.
Services of notices on non-members and Depositaries 19
29.
Cessation of disenfranchisement 20
30.
Conversion of uncertificated shares 20
31.
Section 794 and 795 of the 2006 Act 20

GENERAL MEETINGS 20

32.
General meetings 20
33.
Meeting at more than one place or in more than one format 21
34.
Hybrid meetings 22
35.
Annual general meetings 22
36.
Convening of general meetings other than annual general meetings 22
37.
Separate general meetings 23

NOTICE OF GENERAL MEETINGS 23

38.
Length, form and content of notice 23
39.
Omission or non-receipt of notice 23

PROCEEDINGS AT GENERAL MEETINGS 24

40.
Quorum 24
41.
Security 24

42.
Chair 24
43.
Right to attend and speak 25
44.
Resolutions and amendments 25
45.
Adjournment 26
46.
Method of voting - general 27
47.
Method of voting - shares held by DTC 27
48.
How poll is to be taken 27
49.
Validity of meeting 28

VOTES OF MEMBERS 28

50.
Voting rights 28
51.
Representation of corporations 29
52.
Voting rights of joint holders 29
53.
Voting rights of members incapable of managing their affairs 29
54.
Voting rights suspended where sums overdue 29
55.
Objections to admissibility of votes 30

PROXIES 30

56.
Proxies 30
57.
Appointment of proxy 30
58.
Receipt of proxy 30
59.
Notice of revocation of authority etc. 32

DIRECTORS 32

60.
Number and class of directors 32
61.
Directors need not be members 32

ELECTION, RETIREMENT AND REMOVAL OF DIRECTORS 32

62.
Election of directors by the Company 32
63.
Separate resolutions for election of each director 33
64.
The Board's power to appoint directors 33
65.
Retirement of directors 33
66.
Removal of directors 34
67.
Vacation of office of director 34
68.
Disqualification of a director 35
69.
Executive directors 35

Alternate directors 36

70.
Power to appoint alternate directors 36
71.
Formalities for appointment and termination 36
72.
Alternate to receive notices 37
73.
Alternate may be paid expenses but not remuneration 37
74.
Alternate not an agent of appointor 37

REMUNERATION, EXPENSES, PENSIONS AND OTHER BENEFITS 37

75.
Special remuneration 37
76.
Expenses 37
77.
Pensions and other benefits 38

POWERS OF THE BOARD 38

78.
General powers of the Board to manage the Company's business 38
79.
Power to act notwithstanding vacancy 38
80.
Provisions for employees 39
81.
Power to borrow money 39
82.
Power to change the name of the Company 39

DELEGATION OF BOARD'S POWERS 39

83.
Delegation to individual directors 39
84.
Committees 39
85.
Local boards 40
86.
Powers of attorney and agents 40

DIRECTORS' INTERESTS 40

87.
Declaration of interests in a proposed transaction or arrangement with the Company

. 40

88.
Provisions applicable to declarations of interest 41
89.
Power of the Board to authorise conflicts of interest 41
90.
Directors' interests and voting 42
91.
Avoiding conflicts of interest 44

PROCEEDINGS OF THE BOARD 45

92.
Board meetings 45
93.
Notice of board meetings 45
94.
Quorum 45
95.
Power of directors if number falls below minimum 45
96.
Chair or deputy chair to preside 46
97.
Competence of board meetings 46
98.
Voting 46
99.
Telephone/electronic board meetings 46
100.
Resolutions without meetings 47
101.
Validity of acts of directors in spite of formal defect 47
102.
Minutes 47
103.
Secretary 47

SHARE CERTIFICATES 48

104.
Issue of share certificates 48
105.
Charges for and replacement of certificates 48

LIEN ON SHARES 49

106.
Lien on partly paid shares 49
107.
Enforcement of lien 49

CALLS ON SHARES 49

108.
Calls 49
109.
Interest on calls 50
110.
Sums treated as calls 50
111.
Power to differentiate 50
112.
Payment of calls in advance 50

FORFEITURE OF SHARES 50

113.
Notice of unpaid calls 50
114.
Forfeiture on non-compliance with notice 51
115.
Power to annul forfeiture or surrender 51
116.
Disposal of forfeited or surrendered shares 51
117.
Arrears to be paid notwithstanding forfeiture or surrender 52

SEAL 52

118.
Seal 52

DIVIDENDS 52

119.
Declaration of dividends by the Company 52
120.
Fixed and interim dividends 53
121.
Calculation and currency of dividends 53
122.
Method of payment 53
123.
Dividends not to bear interest 54
124.
Calls or debts may be deducted from dividends 54
125.
Unclaimed dividends etc. 55
126.
Uncashed dividends 55
127.
Dividends in specie 55
128.
Scrip dividends 56

CAPITALISATION OF PROFITS AND RESERVES 57

129.
Capitalisation of reserves 57

RECORD DATES 58

130.
Fixing of record dates 58

ACCOUNTS 58

131.
Accounting records 58

AUDITORS 59

132.
Validity of acts of Auditor 59

SERVICE OF NOTICES AND OTHER DOCUMENTS 59

133.
Notices in writing 59
134.
Method of giving notice to members 59
135.
Notice by members 61
136.
Notice to joint holders 62
137.
Notice to persons entitled by transmission 62
138.
Disruption of postal services 62
139.
Deemed notice 62
140.
Successors in title bound by notice to predecessor 62
141.
Reference to notices are to notifications 62
142.
Statutory requirements 63
143.
Record date for delivery 63

REGISTER 63

144.
Register Requirements 63

UNTRACED MEMBERS 63

145.
Sale of shares of untraced members 63
146.
Application of proceeds of sale 65

DESTRUCTION OF DOCUMENTS 65

147.
Destruction of documents 65

WINDING UP 66

148.
Powers to distribute in specie 66

INDEMNITY AND INSURANCE, ETC 66

149.
Directors' indemnity, insurance and defence 66

FORUM SELECTION 67

150.
Forum Selection 67

AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF

REZOLVE AI PLC

(adopted by special resolution passed on 28 February 2025 and effective from re-registration as a plc)

PRELIMINARY

1.
Exclusion of default or model articles

No default or model articles or regulations which may apply to companies under the Statutes (including, without limitation, the regulations in Table A in the Companies (Tables A to F) Regulations 1985 (as amended) and the model articles in the Companies (Model Articles) Regulations 2008) shall apply to the Company unless expressly included in these articles.

2.
Interpretation
(a)
In these articles, unless the contrary intention appears:
(i)
the following definitions apply:

2006 Act means the Companies Act 2006;

these articles means these articles of association, as amended from time to time;

Affiliate means of any Person means any other Person which (i) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and (ii) as to any individual, in addition to any Person in clause (i), (a) any member of the immediate family of an individual, including parents, siblings, spouse and children (including those by adoption), the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and, in any such case, any trust whose primary beneficiary is such individual or one or more members of such immediate family and/or such individual’s lineal descendants, and (b) the legal representative or guardian of such individual or of any such immediate family member in the event such individual or any such immediate family member becomes mentally incompetent; provided, however, that in no event shall the Company or any of its subsidiaries be deemed an Affiliate of any Relevant Holder. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Auditor means the auditor for the time being of the Company;

Beneficially Own or Beneficial Owner includes without limitation a person who is a Beneficial Owner within the meaning assigned to such term in Rule 13d-3 under the US Securities Exchange Act 1934 (irrespective of whether or not such Rule is actually applicable in such circumstance) or any person who has an interest in any shares held by a Depository including any holder of a certificate of deposit;

Board means the board of directors for the time being of the Company or the directors present or deemed to be present at a duly convened meeting of the directors at which a quorum is present;

clear days means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

committee means a committee of the Board;

the Company means Rezolve AI Plc (company no. 14573691);

Deferred Shares means the redeemable deferred shares in the capital of the Company from time to time, referred to in article 4(b) and with the rights set out therein and in these articles generally;

Depositary means any depositary, clearing agency, custodian, nominee or similar entity authorised under arrangements entered into by the Company, or otherwise approved by the Board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares (or the transfer thereof) by other persons, and may include a person that holds, or is interested directly or indirectly, including through a nominee in shares or rights or interests in respect thereof, and that issues certificates, instruments, securities or other documents of title, or maintains accounts evidencing or recording the entitlement of the holders thereof, or account holders to or to receive such shares, rights or interests (including for the avoidance of doubt DTC and GTU Ops Inc.) ;

director means a director for the time being of the Company;

DTC means The Depository Trust Company and any affiliate or nominee therefor, including Cede & Co. and any successors thereto;

electronic address means any number or address used for the purposes of sending or receiving notices, documents or information by electronic means;

electronic form means a document sent or supplied by electronic means (for example, by e-mail or fax, or by any other means while in an electronic form);

an electronic general meeting means, subject to the Statutes, a general meeting held or conducted in such a way that allows persons who may not be physically present together to participate in the general meeting and communicate with each other any information or opinions they may have on any particular item of business of the meeting, and for the avoidance of doubt, such participation and communication requires that each member participating and communicating at the meeting can both hear any other of them or be heard by any other of them;

electronic means sent initially and received at its destination by means of electronic equipment for the processing (which expression includes digital compression) or storage of data, and entirely transmitted, conveyed and received by wire, by radio, by optical means or by other electromagnetic means;

"Employee Trustee" means where so approved by the Board the trustee or trustees (acting in their capacity as such) of any employees’ share scheme (including any employee benefit trust) established by the Company.

Exchange Act means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time;

the Founder means Daniel Wagner;

Governmental Authority means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal;

hard copy form means a document sent or supplied by paper copy or a similar form capable of being read;

holder in relation to any share means the member whose name is entered in the register as the holder of that share;

hybrid meeting means a general meeting hosted on an electronic platform, where that meeting is physically hosted at a specific location simultaneously;

Independent Director means a director mutually determined by the nomination committee of the Board, and the Sponsor Group, who shall satisfy the independence criteria of NASDAQ or otherwise the applicable national exchange on which the Ordinary Shares are then listed;

Initial Sponsor Director means a maximum of two (2) directors nominated in writing by the Sponsor;

market nominee means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange within the meaning of section 769(2), 776(3) and 778(1) of the 2006 Act;

Merger Agreement means the Business Combination Agreement, dated as of December 17 2021, as amended on November 10 2022 and further amended and restated on 16 June 2023 and further amended on 4 August 2023, by and among Armada Acquisition Corp. I, a Delaware corporation, Rezolve Limited, a private limited company organized under the laws of England and Wales, the Company and Rezolve Merger Sub, Inc., a Delaware corporation;

Month means calendar month;

NASDAQ means the market known as NASDAQ operated by the NASDAQ OMX Group, Inc.;

NASDAQ Rules means the rules of NASDAQ;

office means the registered office for the time being of the Company;

Operator has the meaning given in the Regulations;

Ordinary Shares means the ordinary shares in the capital of the Company from time to time, identified in article 4(a) and with the rights set out therein and in these articles generally;

paid up means paid up or credited as paid up;

Permitted Transferee means, with respect to a Relevant Holder, (a) any of its Affiliates or any related or controlled fund or sub-fund, partnership or investment vehicle or any general partner, managing limited partner or management company who holds or manages any business of, or whose business is held or managed by, that Relevant Holder or any of its Affiliates or

(b)
any other person with the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned). With respect to a Relevant Holder that is an individual, a “Permitted Transferee” shall also include, and for the purposes of Article 7(d)(i) a "Permitted Transferee" shall be, (x) any member of such holder's immediate family, or a trust for the benefit of the holder or any member of the holder's immediate family the sole trustees of which are such holder or any member of such holder's immediate family or (y) a person who becomes entitled to such shares by will, other testamentary document, under the laws of intestacy or by virtue of laws of descent and distribution upon the death of the holder.

Person means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Authority or any other entity;

person entitled by transmission means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

a physical general meeting means a general meeting held or conducted at one or more physical venues (at which facilities are not available to allow for persons who are not at such physical venue to attend or participate in the meeting electronically);

principal register means the register maintained in England;

a proxy notification address means the address or addresses (including any electronic address) specified in a notice of a meeting or in any other information issued by the Company in relation to a meeting (or, as the case may be, an adjourned meeting or a poll) for the receipt of proxy notices relating to that meeting (or adjourned meeting or poll) or, if no such address is specified, the office;

register means the register of members of the Company to be kept and maintained under section 113 of the 2006 Act and regulation 20 of the Regulations;

Regulations means the Uncertificated Securities Regulations 2001 (SI 2001 no. 3755) including any rules made thereunder or any regulations made in substitution for them for the time being in force;

Relevant Holder means any holder of shares in the capital of the Company;

relevant system means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument;

seal means any common seal of the Company (if any) or any official seal or securities seal which the Company may have or be permitted to have under the Statutes;

secretary means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes an assistant or deputy secretary and any person appointed by the Board to perform any of the duties of the secretary of the Company;

Sponsor means Armada Sponsor LLC;

Sponsor Group means the Sponsor, any of its Permitted Transferees or any other Relevant Holder that has received registrable securities (as agreed with the Company) from the Sponsor or any of its Permitted Transferees;

Statutes means the 2006 Act, the Uncertificated Securities Regulations and every other act, statute, statutory instrument, regulation or order for the time being in force concerning companies in so far as they concern the Company;

transfer office means: (i) in relation to the principal register, the location in England where the principal register is kept and maintained; and (ii) where the Company keeps an overseas branch register in respect of any country, territory or place outside of the United Kingdom the location in that country, territory or place where that overseas branch register is kept and maintained;

transmission event means death, bankruptcy or any other event giving rise to the transmission of a person’s entitlement to a share by operation of law;

treasury shares means those shares held by the Company in treasury in accordance with section 724(1) of the 2006 Act;

Uncertificated Securities Regulations means the Uncertificated Securities Regulations 2001 as amended from time to time and any Statutes which supplement or replace such Regulations;

undertaking means undertaking as defined in section 1161 of the 2006 Act;

the United Kingdom means Great Britain and Northern Ireland;

United States of America means the United States of America and its territories and possessions, including the District of Columbia;

US branch register means the overseas branch register of the Company, if any, maintained in the United States of America;

working day means working day as defined in section 1173 of the 2006 Act; and

year means calendar year;

(ii)
any reference to an uncertificated share, or to a share being held in uncertificated form, shall (subject to regulation 42(11)(a) of the Uncertificated Securities Regulations) mean a share in the capital of the Company which is for the time being recorded on the Operator Register of Members (as defined in regulation 20(1) of the Uncertificated Securities Regulations), and any reference to a certificated share means any share other than an uncertificated share;
(iii)
the expression member present in person shall be deemed to include a member present by proxy or, in the case of a corporate member, by a duly authorised representative and cognate expressions shall be construed accordingly;
(iv)
any reference to days of notice shall be construed as meaning clear days;
(v)
any other words or expressions defined in the 2006 Act or the Uncertificated Securities Regulations or, if not defined in that Act or those Regulations, in any other of the Statutes (in each case as in force on the date these articles take effect) have the same meaning in these articles or that part (as the case may be) except that the word company includes any body corporate;
(vi)
any reference in these articles to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force;

(vii)
words importing the singular number include the plural number and vice versa, words importing one gender include the other gender and words importing persons include bodies corporate and unincorporated associations;
(viii)
any reference to writing includes a reference to any method of reproducing words in a legible form;
(ix)
any reference to:
(A)
a document includes reference to an electronic communication;
(B)
a document being sealed or executed under seal or under the common seal of any body corporate (including the Company) or any similar expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal;
(C)
an instrument means a written document having tangible form (e.g. on paper) and not comprised in an electronic communication;
(D)
in writing and written means the representation or reproduction of words, numbers or symbols in a legible and non-transitory form by any method or combination of methods whether comprised in an electronic communication or otherwise and including (without limitation) by e-mail;
(E)
address in relation to electronic communications, includes any number or address (including, in the case of any Uncertificated Proxy Instruction permitted by article 57, an identification number or a participant in the relevant system concerned) used for the purposes of such communications;
(F)
present means, for the purposes of physical general meetings, present in person, or, for the purposes of electronic general meetings, present by electronic means (and references to persons attending by electronic means is defined as attendance at electronic general meetings via the electronic platform(s) stated in the notice of such meeting);
(x)
any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;
(xi)
any reference to a show of hands includes such other method of casting votes as the Board may from time to time approve;
(xii)
any reference to a person who is attending or participating in a meeting electronically is a reference to a person whose attendance or participation at that meeting is enabled by a facility or facilities (whether electronic or otherwise), other than physical presence at a general meeting, which allows persons who may not be physically present together to communicate with each other any information or opinions they may have on any particular item of business of the meeting; electronic attendance and participation shall be construed accordingly;

(xiii)
where the Company has a power of sale or other right of disposal in relation to any share, any reference to the power of the Company or the Board to authorise a person to transfer that share to or as directed by the person to whom the share has been sold or disposed of shall, in the case of an uncertificated share, be deemed to include a reference to such other action as may be necessary to enable that share to be registered in the name of that person or as directed by that person; and
(xiv)
any reference to:
(A)
rights attaching to any share;
(B)
members having a right to attend and vote at general meetings of the Company;
(C)
dividends being paid, or any other distribution of the Company's assets being made, to members; or
(D)
interests in a certain proportion or percentage of the issued share capital, or any class of share capital,

shall, unless otherwise expressly provided by the Statutes, be construed as though any treasury shares held by the Company had been cancelled.

(b)
Subject to the Statutes, a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under these articles.
(c)
Headings to these articles are inserted for convenience only and shall not affect construction.
3.
Limited liability

The liability of the members is limited to the amount, if any, unpaid on the shares in the Company respectively held by them.

SHARE CAPITAL

4.
Share capital and rights attached to shares

The Company may issue the following shares in the capital of the Company with rights attaching to them as follows:

(a)
Ordinary Shares: Each Ordinary Share shall be non-redeemable and shall have one vote attaching to it for voting purposes (but subject as provided in article 5(b) in respect of those shares held by the Founder and/or in which he is interested or of which he is Beneficial Owner).
(b)
Deferred Shares: Each Deferred Share shall be redeemable at the option of the

Company and shall have the rights and be subject to the restrictions set out in article 6 below.

The Ordinary Shares shall form a single class in the capital of the Company in all respects including as to rights: (i) to receive a dividend or other distribution; (ii) upon a liquidation, dissolution or winding up of the Company; or (iii) upon a direct or indirect change of control of the Company. For the avoidance of doubt, the Deferred Shares shall have the rights and be subject to the restrictions set out in article 6 below only and shall be treated in all respects as a distinct and separate class of shares in the capital of the Company to those of the Ordinary Shares.

5.
Rights attaching to Founder's Shares
(a)
Subject to the requirements of this article 5, any rights attaching to the Ordinary Shares may only be varied in accordance with the provisions of article 18.
(b)
Notwithstanding any other provision of these articles, the aggregate number of votes attaching to all the issued shares held by the Founder and/or in which he is interested or of which he is Beneficial Owner shall be equal to the higher of:
(i)
75% of the votes attaching to all shares in the capital of the Company; and
(ii)
the total number of votes that would have been conferred on the Founder if this article 5, did not apply.
6.
Rights attaching to the Deferred Shares

Each Deferred Share shall confer upon the holder such rights, and be subject to restrictions, as follows:

(a)
notwithstanding any other provision of these articles, a Deferred Share:
(i)
does not entitle its holder to receive any dividend or distribution declared, made or paid or any return of capital and does not entitle its holder to any further or other right of participation in the assets of the Company;
(ii)
does not entitle its holder to participate on a return of assets on a winding up of the Company beyond $1 for all Deferred Shares in issue;
(iii)
does not entitle its holder to receive a share certificate in respect of his or her shareholding, save as required by the Statutes;
(iv)
does not entitle its holder to receive notice of, attend, speak or vote at, any general meeting of the Company; and
(v)
shall not be transferable at any time other than with the prior written consent of the Board;
(b)
all or any part of the Deferred Shares from time to time shall be redeemable at the option of the Company (but not any member) for US$ 1.00 in aggregate for all such

Deferred Shares being redeemed or such higher amount as may be determined by the Board and, as the case may be, specified in any agreement with the member holding such Deferred Shares;

(c)
the Board may, and where required pursuant to the terms of the Merger Agreement (but subject always to any applicable law) the Board shall:
(i)
undertake such actions as are required to redeem any or all of the Deferred Shares in issue from time to time (subject to the requirements of the Statutes) and without any requirement to obtain the consent or sanction of the holders thereof; and
(ii)
nominate any person to execute and do all such deeds, documents, acts and things as may be necessary to give effect to the actions contemplated by this article 6; and
(d)
the rights attached to the Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu with or subsequent to such shares, any amendment or variation of the rights of any other class of shares of the Company, the Company reducing its share capital or surrender or purchase of any share, whether a Deferred Share or otherwise.
7.
Conversion to Deferred Shares
(a)
The Company may agree with any member terms and conditions upon which all or any part of the Ordinary Shares held by such member from time to time shall be automatically and irrevocably converted into Deferred Shares without any requirement to obtain the further consent or sanction of such member and may deal with any such Deferred Shares in accordance with article 6.
(b)
Without prejudice to the other provisions of these articles (including but not limited to article 7(a) or article 10(c)(iii)), the Board may, pursuant to any agreement with a member granting the Company an express right to do so, convert any Ordinary Shares to Deferred Shares without any requirement to obtain the further consent or sanction of that member and may deal with any such Deferred Shares in accordance with article 6.
(c)
Where a director of the Company (or any affiliate of any such director) is a holder of Ordinary Shares that are subject to conversion to Deferred Shares as envisaged by articles 7(a) and 7(b) above, such director shall be prohibited from counting in the quorum or voting in respect of any resolutions proposed to be passed by the Board in connection with the conversion and/or subsequent redemption of such shares.
(d)
Employees
(i)
If at any time an employee or consultant (other than the Founder) ceases to be an employee or consultant of or to the Company or any subsidiary (such that he is neither an employee or consultant of or to the Company or any subsidiary), then unless the Board resolves otherwise with the written consent of the Founder all the Shares held by (or in which an interest is held by or of which the beneficial owner is) such employee or consultant and/or his Permitted Transferees (the "Departing Employee Shares") shall automatically convert into Deferred Shares (on the basis of one Deferred Share for each Share held) on the date of such cessation (the "Cessation Date") (rounded down to the nearest whole share).

(ii)
Upon such conversion into Deferred Shares, the Company shall be entitled to enter the holder of the Deferred Shares on the register of members of the Company as the holder of the appropriate number of Deferred Shares as from the Cessation Date. Upon the Cessation Date, the holder of the Departing Employee Shares shall deliver to the Company at its registered office the share certificate(s) (to the extent not already in the possession of the Company) (or an indemnity for lost certificate in a form acceptable to the Board) for the Shares so converting and upon such delivery there shall be issued to him (or his Permitted Transferee(s)) share certificate(s) for the number of Deferred Shares resulting from the relevant conversion.
8.
Authority to allot shares and grant rights

Subject to the Statutes, these articles and any resolution of the Company, the Board may offer, allot (with or without conferring a right of renunciation), grant options over, grant rights to subscribe for or to convert any security into or otherwise deal with or dispose of any unissued shares in the Company to such persons, at such times and generally on such terms as the Board may decide.

9.
Power to pay commission

The Company may pay commissions or brokerage fees in respect of shares on such terms as the directors may think proper.

10.
Power to alter share capital
(a)
Subject to the Statutes, the Company may exercise the powers conferred by the Statutes to:
(i)
increase its share capital by creating new shares of such amount and in such currency or currencies as it thinks expedient;
(ii)
reduce its share capital;
(iii)
sub-divide or consolidate and divide all or any of its share capital;
(iv)
redenominate all or any of its shares and cancel some of its shares in connection with such a redenomination; and
(v)
alter its share capital in any other manner permitted by the 2006 Act.
(b)
A resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may

have such preferred or other special rights or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

(c)
If as a result of any consolidation and division or sub-division of shares any members would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit. In particular, the Board may:
(i)
(on behalf of those members) aggregate and sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the Board may be retained for the benefit of the Company) and the directors may authorise some person to execute an instrument of transfer of shares and/or any relevant buyback instrument (if applicable) to, or in accordance with the directions of, the purchaser; or
(ii)
subject to the Statutes, first, allot to a member credited as fully paid by way of capitalisation of any reserve account of the Company such number of shares as rounds up the member's holding to a number which, following consolidation and division or sub-division, leaves a whole number of shares; or
(iii)
convert any such fractional entitlements into Deferred Shares.
(d)
For the purpose of a sale under paragraph (c)(i) above, the Board may authorise a person to transfer the shares to, or as directed by, the purchaser, who shall not be bound to see to the application of the purchase money and the title of the new holder to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.
11.
Power to issue redeemable shares and conversion of existing non-redeemable shares

Subject to the Statutes:

(a)
a share may be issued on terms that it is to be redeemed or is liable to be redeemed at the option of the Company or the holder and the terms, conditions and manner of redemption of such shares shall be determined by the Board before the shares are allotted (and such terms and conditions shall apply as if the same were set out in these articles); and
(b)
any existing non-redeemable shares (whether issued or not) may, where permitted by these articles and determined by the Board, be converted into shares that are to be redeemed or are liable to be redeemed in accordance with their terms, which may include provision for redemption at the option of either or both of the Company or holder thereof.
12.
Power to purchase own shares

Subject to the Statutes, and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class, including any redeemable shares.

Subject to the Statutes, the Company may hold as treasury shares any shares purchased or redeemed by it.

13.
Power to reduce capital

Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may by ordinary resolution reduce its share capital, any capital redemption reserves and any share premium account in any way.

14.
Trusts not recognised

Except as required by law, a court of competent jurisdiction or these articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise (even when having notice of it) any equitable, contingent, future, partial or other claim to or interest in or in respect of any share, except the holder's absolute right to the entirety of the share.

15.
Effect of Redemption, Purchase and Surrender.

Shares that the Company redeems, purchases, accepts by way of surrender or otherwise acquires pursuant to these articles may:

(a)
be cancelled; or
(b)
be held as Treasury Shares on such terms and in such manner as the Directors determine prior to such acquisition.
16.
Treasury shares.

All rights and obligations attaching to a treasury share are suspended and shall not be exercised by the Company while it holds the share as a treasury share, other than as set out in this article. The Company may:

(a)
cancel the treasury shares on such terms and in such a manner as the directors may determine; and
(b)
transfer the treasury shares in accordance with these articles.

UNCERTIFICATED SHARES – GENERAL POWERS

17.
Uncertificated shares – general powers
(a)
Subject to the Statutes, the Board may permit any class of shares to be held in uncertificated form and to be transferred by means of a relevant system and may revoke any such permission.
(b)
In relation to any share which is for the time being held in uncertificated form:
(i)
the Company may utilise the relevant system in which it is held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Statutes or these articles or otherwise in effecting any actions and the Board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;
(ii)
any provision in these articles which is inconsistent with:
(A)
the holding or transfer of that share in the manner prescribed or permitted by the Statutes;
(B)
any other provision of the Statutes relating to shares held in uncertificated form;
(C)
the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system; or
(D)
any other provisions of the Statutes relating to the shares held in uncertificated form,

shall not apply;

(iii)
the Company may, by notice to the holder of that share, require the holder to change the form of such share to certificated form within such period as may be specified in the notice;
(iv)
the Company may require that share to be converted into certificated form in accordance with the Statutes; and
(v)
the Company shall not issue a certificate.
(c)
The Company may, by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertificated form for a period specified in such notice.
(d)
For the purpose of effecting any action by the Company, the Board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form but shares of a class held by a person in uncertificated form shall not be treated as a separate class from shares of that class held by that person in certificated form.

VARIATION OF RIGHTS

18.
Variation of rights
(a)
Whenever the share capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (subject to the Statutes and whether or not the Company is being wound up) be varied in such manner as those rights may provide or (if no such provision is made) either with the consent in writing of the holders entitled to exercise 75% of the votes attaching to the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of those shares and for this purpose the Founder shall be deemed to have not less than 75% of the voting rights attaching to the Ordinary Shares in which he has an interest or of which he is Beneficial Owner or such greater percentage as is determined pursuant to article 5(b). To every such separate general meeting all the provisions of these articles relating to general meetings of the Company and to the proceedings at such general meetings shall with necessary modifications apply, except that:

(i)
the necessary quorum shall be two persons holding or being a proxy in respect of issued shares of the class (and including the Founder in respect of a class meeting for shares in which he is interested or of some of which he is Beneficial Owner) (but so that if at any adjourned meeting a quorum as defined above is not present, any one such person holding or being a proxy in respect of issued shares of the class shall be a quorum); and
(ii)
any holder of shares of the class present in person or by proxy may demand a poll and every such holder shall on a poll have one vote for every share of the class held by him.
(b)
Unless otherwise expressly provided by the rights attached to any class of shares those rights shall not be deemed to be varied:
(i)
by the creation, allotment or issue of further shares ranking pari passu with them but in no respect in priority to such shares;
(ii)
by the purchase or redemption by the Company of any of its own shares (and the holding of any such shares as treasury shares); or
(iii)
the Operator of the relevant system permitting such class of shares to be, a participating security.

TRANSFERS OF SHARES

19.
Right to transfer shares

Subject to the restrictions in these articles, a member may transfer all or any of the member's shares in any manner which is permitted by the Statutes, save that no Deferred Shares may be transferred without the consent of the Board.

20.
Transfers of uncertificated shares

The Company shall maintain a record of uncertificated shares in accordance with the Statutes.

21.
Transfers of certificated shares
(a)
An instrument of transfer of a certificated share may be in any usual form or in any other form which the Board may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(b)
Subject to article 21(c), the Board may in its absolute discretion refuse to register any instrument of transfer of a certificated share unless it is:
(i)
left at the office, the transfer office, or at such other place as the Board may decide, for registration;
(ii)
accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the Board may reasonably require to prove the title of the intending transferor or the intending transferor's right to transfer the shares; and
(iii)
in respect of only one class of shares.
(c)
The Board may in its absolute discretion also refuse to register:
(i)
any transfer of a certificated share which is not a fully paid share; and
(ii)
any transfer of a certificated and/or uncertificated share on which the Company has a lien,

provided that in the case of any class of shares which is admitted to trading on NASDAQ, the refusal does not prevent dealings in those shares from taking place on an open and proper basis.

(d)
The Board shall not refuse to register a transfer of a certificated share to or from Cede & Co. unless the registration of such transfer would be contrary to the provisions of these articles or applicable legislation.
(e)
All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the Board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.
22.
Other provisions relating to transfers
(a)
No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share.
(b)
The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of the share.
(c)
Nothing in these articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.
(d)
Subject to article 21(c), unless otherwise agreed by the Board in any particular case, the maximum number of persons who may be entered on the register as joint holders of a share is four.

23.
Notice of refusal

If the Board refuses to register a transfer of a certificated share it shall, as soon as practicable and in any event within two months after the date on which the instrument of transfer was lodged, give to the transferor and the transferee notice of the refusal together with its reasons for refusal. The Board shall provide the transferor and/or the transferee with such further information about the reasons for the refusal as the transferor and/or the transferee may reasonably request.

TRANSMISSION OF SHARES

24.
Transmission on death

If a member dies, the survivor, where the deceased was a joint holder, and the member's personal representatives where the member was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to the member's shares; but nothing in these articles shall release the estate of a deceased holder from any liability in respect of any share held by the member solely or jointly.

25.
Election of person entitled by transmission
(a)
A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to a transmission by operation of law may, on producing such evidence as the Board may require and subject as provided in this article, elect either to be registered personally as the holder of the share or to nominate some other person to be registered as the holder of the share.
(b)
If the person elects to be registered personally, the person shall give notice to the Company to that effect. If the person elects to have another person registered, the first person shall execute a transfer of the share to that other person or shall execute such other document or take such other action as the Board may require to enable that other person to be registered.
(c)
The provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer or other document or action as if it were a transfer effected by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.
26.
Rights of person entitled by transmission
(a)
A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall (upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share) have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share and shall have the same rights in relation to the share as the person would have if the person were the holder except that, until the person becomes the holder, the person shall not be entitled to attend or vote at any general meeting of the Company.
(b)
The Board may at any time give notice requiring any such person to elect either to be registered personally or to transfer the share and, if after 90 days the notice has not been complied with, the Board may withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

DISCLOSURE OF INTERESTS IN SHARES

27.
Disenfranchisement
(a)
If the holder of, or any other person appearing to be interested in, any share has been given notice under section 793 of the 2006 Act (a section 793 notice) and has failed in relation to that share (the default share) to give the Company the information required by that notice within the prescribed period from the date of service of the notice, the restrictions referred to below shall apply (provided that the Board may waive those restrictions in whole or in part at any time).
(b)
If, while any of the restrictions referred to below apply to a share, another share is allotted in right of it (or in right of any share to which this article applies), the same restrictions shall apply to that other share as if it were a default share.
(c)
The restrictions referred to above are as follows:
(i)
The restrictions referred to above are as follows:
(A)
the holder of the default shares shall not be entitled in respect of those shares to attend or vote at any general meeting or any separate meeting of the holders on that class of shares or on a poll;
(B)
in addition, where the default shares in which any one person is interested or appears to the Company to be interested represent 0.25 per cent or more in nominal value of the issued shares of their class:
I.
any dividend or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest on it when such dividend or other money is finally paid to the member and the member shall not be entitled to receive shares in lieu of any dividend; and
II.
no transfer of any shares held by the member shall be registered unless: (a) the holder is not himself in default as regards supplying the information required and the holder provides evidence to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer, or (b) the transfer is an approved transfer, or (c) registration of the transfer is required by the Uncertificated Securities Regulations.
(d)
For the purposes of this article:

(i)
a person other than the member holding a share shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained under any section 793 notice and any other relevant information) knows or has reasonable cause to believe that the person is, or may be, so interested;
(ii)
an approved transfer in relation to any shares is a transfer under:
(A)
a takeover offer (within the meaning of section 974 of the 2006 Act) which relates to the share; or
(B)
a sale made through a recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000) or any other stock exchange or market outside the United Kingdom on which shares of that class are normally traded; or
(C)
a bona fide sale of the whole of the beneficial interest in the shares to a person whom the Board is satisfied is unconnected with the member or with any other person appearing to be interested in the share; and
(iii)
the percentage of issued shares of a class represented by a particular holding shall be calculated by reference to the shares in issue at the time that the section 793 notice is served.
28.
Services of notices on non-members and Depositaries
(a)
If a section 793 notice is given by the Company to a person appearing to be interested in any share, a copy of the notice shall be given to the holder at the same time, but the failure or omission to do so, or the non-receipt by that person of the copy, shall not prejudice the operation of this article.
(b)
Where default shares in which a person appears to be interested are held by a Depositary or Employee Trustee, the provisions of articles 27 and 28 shall be treated as applying only to those shares held by the Depositary or Employee Trustee in which such person appears to be interested and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Depositary or Employee Trustee and references to default share or default shares shall be construed accordingly.
(c)
Where a member on whom a section 793 notice has been served is a Depositary or Employee Trustee, the obligations of the Depositary or Employee Trustee (acting solely in the Depositary's or Employee Trustee's capacity as such) shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary or Employee Trustee and the provision of such information shall be at the Company's cost.
29.
Cessation of disenfranchisement

The sanctions under article 27 shall have effect for the period determined by the Board being not more than seven days after the earlier of:

(a)
the Company being notified that the default shares have been transferred under an approved transfer or otherwise in accordance with article 27(c)(i)(B)II; or
(b)
the information required by the section 793 notice has been received in writing by the Company to the satisfaction of the Board at the address supplied by the Company in the section 793 notice or otherwise expressly supplied by the Company for the purpose of receiving such information.
(c)
If any dividend or other distribution is withheld under article 27(c)(i)(B)I above, the member shall be entitled to receive it as soon as practicable after the sanction ceases to apply.
30.
Conversion of uncertificated shares

The Company may exercise any of its powers under article 17in respect of any default share that is held in uncertificated form.

31.
Section 794 and 795 of the 2006 Act

The provisions of articles 22 to 25 are without prejudice to the provisions of section 794 and 795 of the 2006 Act, and in particular the Company may apply to the Court under section 794(1) of the 2006 Act whether or not these provisions apply or have been applied.

GENERAL MEETINGS

32.
General meetings
(a)
The Board shall determine whether any general meeting is to be held as:
(i)
a physical general meeting; or
(ii)
an electronic general meeting; or
(iii)
a hybrid general meeting.
(b)
The Board may make whatever arrangements it considers fit to allow those entitled to do so to participate in any general meeting. In the case of an electronic general meeting, the Board need only make arrangements for those entitled to do so to participate electronically (and need not make any provision for attendance at any physical venue).
(c)
Unless otherwise specified in the notice of meeting; decided by the Board in accordance with article 33(a)(ii); or determined by the chair of the meeting either pursuant to article 33(a)(iii) or otherwise, a general meeting is deemed to take place at the place where the chair of the meeting is at the time of the meeting.
(d)
Two or more persons who may not be in the same place as each other attend a general meeting if their circumstances are such that if they have rights to speak and vote at that meeting, they are able to exercise them, and are able to hear the other attendees.
(e)
A person is present at a general meeting if the person attends it in accordance with the provisions of these articles.
(f)
A person is able to participate in a meeting if the person's circumstances are such that if the person has rights in relation to the meeting, the person is able to exercise them.
(g)
In determining whether persons are attending or participating in a meeting, other than a physical general meeting, it is immaterial where any of them are or how they are able to communicate with each other, provided they can hear each other speak.
(h)
A person is able to exercise the right to speak at a general meeting when the chair of the meeting is satisfied that arrangements are in place so as to enable that person to communicate by speaking to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.
(i)
A person is able to exercise the right to vote at a general meeting when:
(i)
that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and
(ii)
that person's vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.
33.
Meeting at more than one place or in more than one format
(a)
A general meeting may be held at more than one place, or may be participated in in more than one way, if:
(i)
the notice convening the meeting so specifies; or
(ii)
the Board resolves, after the notice convening the meeting has been given, that:
(A)
the meeting shall be held at one or more than one place in addition to any place or places specified in the notice; or
(B)
arrangements will also be made for attendance and participation electronically; or
(iii)
it appears to the chair of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend at that place.
(b)
A general meeting held at more than one place or participated in in more than one way in accordance with paragraph (a) above, is duly constituted and its proceedings are valid if (in addition to the other provisions of these articles relating to general meetings being satisfied) the chair of the meeting is satisfied that facilities (whether electronic or otherwise) are available to enable each person present at each place and/or attending or participating in it electronically to participate in the business of the meeting.

(c)
Each person who is present at any place of the meeting or who is attending it electronically, and who would be entitled to count towards the quorum in accordance with the provisions of article 40 shall be counted in the quorum for, and shall be entitled to vote at, the meeting.
34.
Hybrid meetings
(a)
Without prejudice at article 33, the directors may decide to enable persons entitled to attend a meeting to do so by either electronic means or physical attendance at the hybrid meeting. Members or their proxies present shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chair of the meeting is satisfied that adequate facilities are available throughout the hybrid meeting to ensure that members or their proxies attending the hybrid meeting who are not present together at the same place may:
(i)
participate in the business for which the meeting has been convened;
(ii)
hear all persons who speak at the meeting; and
(iii)
be heard by all other persons present at the meeting.
(b)
If it appears to the chair of the meeting that the electronic platform(s), facilities or security at the hybrid meeting have become inadequate for the purposes referred to in article 34(a), then the chair may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid and the relevant provisions of these articles shall apply to that adjournment.
35.
Annual general meetings

The Board shall convene and the Company shall hold annual general meetings in accordance with the Statutes.

36.
Convening of general meetings other than annual general meetings
(a)
The Board may convene a general meeting other than an annual general meeting whenever it thinks fit.
(b)
A general meeting may also be convened in accordance with article 79.
(c)
A general meeting shall also be convened by the Board on the requisition of members under the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.

(d)
The Board shall comply with the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any general meeting of the Company.
37.
Separate general meetings

Subject to these articles and to any rights for the time being attached to any class of shares in the Company, the provisions of these articles relating to general meetings of the Company (including, for the avoidance of doubt, provisions relating to the proceedings at general meetings or to the rights of any person to attend or vote or be represented at general meetings or to any restrictions on these rights) shall apply, mutatis mutandis, in relation to every separate general meeting of the holders of any class of shares in the Company.

NOTICE OF GENERAL MEETINGS

38.
Length, form and content of notice
(a)
Subject to the Statutes, an annual general meeting shall be called by not less than 21 clear days' notice and all other general meetings shall be called by not less than 14 clear days' notice or by not less than such minimum notice period as is permitted by the Statutes.
(b)
Notice of every general meeting shall be given to all members other than any who, under these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors (or, if more than one, each of them) and to each director.
(c)
The notice (including any notice given by means of a website) shall comply with all applicable requirements in the Statutes and shall specify whether the meeting will be an annual general meeting.
(d)
Without prejudice to the provisions of article 33(a), if it is anticipated that a meeting will be conducted as an electronic general meeting, the notice of meeting shall state how it is proposed that persons attending or participating in the meeting electronically should communicate with the meeting.
39.
Omission or non-receipt of notice

The accidental omission to give notice of a general meeting or to send an instrument of proxy (where this is intended to be sent out with the notice) to, or the non-receipt of the notice or instrument of proxy (as applicable) by, any person entitled to receive the same shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

40.
Quorum
(a)
No business (other than the appointment of a chair) shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business.
(b)
Two persons entitled to vote upon the business to be transacted, each being a member, the proxy of a member (and for this purpose if more than one proxy is present for a Depository or other member each such proxy shall count as a separate person present) or a duly authorised representative of a corporation which is a member, shall be a quorum (provided that, for so longer as the Founder is the holder, directly or indirectly or Beneficial Owner of or beneficially interested in Ordinary Shares and is entitled to exercise (whether pursuant to Article 5 or otherwise) not less than 10% of the votes attaching to all shares in the capital of the Company immediately prior to the beginning of the general meeting, he must be present (for which presence as a proxy would suffice) for a general meeting to be quorate).
41.
Security
(a)
The Board may, subject to the Statutes, make any physical or electronic security arrangements which it considers appropriate relating to the holding of a general meeting of the Company including, without limitation, arranging for any person attending a meeting physically to be searched and for items of personal property which may be taken into a meeting to be restricted. A director or the secretary may:
(i)
refuse physical or electronic entry to a meeting to any person (other than the Founder) who refuses to comply with any such arrangements; and
(ii)
physically or electronically eject from a meeting any person (other than the Founder) who causes the proceedings to become disorderly.
(b)
In relation to electronic and/or hybrid meetings, the directors may make any arrangement and impose any requirement or restriction as is:
(i)
necessary to ensure the identification of those taking part by way of an electronic platform(s) and the security of any electronic communication; and
(ii)
proportionate to those objectives.

In this respect, the directors may authorise any voting application, system or facility for electronic meetings or hybrid meetings as they see fit.

42.
Chair
(a)
At each general meeting, the chair of the Board (if any) or, if the chair is absent or unwilling, the deputy chair (if any) of the Board or (if more than one deputy chair is present and willing) the deputy chair who has been longest in such office, shall preside as chair of the meeting. If neither the chair nor deputy chair is present and willing, one of the other directors selected for the purpose by the directors present or, if only one director is present and willing, that director, shall preside as chair of the meeting. If no director is present within 15 minutes after the time fixed for holding the meeting or if none of the directors present are willing to preside as chair of the meeting, the members present and entitled to vote shall choose one of their number to preside as chair of the meeting.

(b)
Subject to the Statutes (and without prejudice to any other powers vested in the chair of a meeting) when conducting a general meeting, the chair of the meeting may make whatever arrangements and take whatever actions as the chair considers, in the chair's sole discretion, to be appropriate or conducive to the facilitation of the conduct of the business of the meeting, proportionate discussion on any item of business of the meeting, or the maintenance of good order.
(c)
If the chair of a general meeting is participating in that meeting electronically and becomes disconnected from the meeting, another person (determined in accordance with the provisions of paragraph (a) above) shall preside as chair of the meeting unless and until the original chair regains electronic connection with the meeting. In the event that no replacement chair is presiding over the general meeting (and the original chair has not regained electronic connection with the meeting) 20 minutes after the original chair became disconnected from the meeting, the meeting shall be adjourned to a time and place (and/or, if appropriate, facilities for electronic attendance and participation) to be fixed by the Board.
43.
Right to attend and speak
(a)
A director shall be entitled to attend and speak at any general meeting of the Company whether or not the director is a member.
(b)
The chair may invite any person to attend and speak at any general meeting of the Company if the chair considers that such person has the appropriate knowledge or experience of the Company's business to assist in the deliberations of the meeting.
(c)
A proxy shall be entitled to speak at any general meeting of the Company.
44.
Resolutions and amendments
(a)
Subject to the Statutes, a resolution may only be put to the vote at a general meeting if the chair of the meeting in the chair's absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.
(b)
In the case of a resolution to be proposed as a special resolution no amendment may be made, at or before the time at which the resolution is put to the vote, to the form of the resolution as set out in the notice of meeting, except to correct a patent error or as may otherwise be permitted by law.
(c)
In the case of a resolution to be proposed as an ordinary resolution no amendment may be made, at or before the time at which the resolution is put to the vote, unless:
(i)
in the case of an amendment to the form of the resolution as set out in the notice of meeting, notice of the intention to move the amendment is received at the office at least 48 hours before the time fixed for the holding of the relevant meeting; or
(ii)
in any case, the chair of the meeting in the chair's absolute discretion otherwise decides that the amendment or amended resolution may properly be put to the vote.

The giving of notice under paragraph (i) above shall not prejudice the power of the chair of the meeting to rule the amendment out of order.

(d)
With the consent of the chair of the meeting, a person who proposes an amendment to a resolution may withdraw it before it is put to the vote.
(e)
If the chair of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or the resolution in question shall not be invalidated by any error in the chair's ruling. Any ruling by the chair of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.
45.
Adjournment
(a)
With the consent of any general meeting at which a quorum is present the chair of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place (and/or, if appropriate, facilities for electronic attendance and participation) to place (and/or, if appropriate, facilities for electronic attendance and participation).
(b)
In addition, the chair of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (and, if the chair considers it appropriate, facilities for electronic attendance and participation) if, in the chair's opinion, it would facilitate the conduct of the business of the meeting to do so.
(c)
In addition, the chair of the meeting shall at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (and/or, if appropriate, with other facilities for electronic attendance and participation) if, in the chair's opinion, the facilities (whether electronic or otherwise, and whether affecting the place (or more than one place) of the meeting or any electronic participation arrangements) are not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of meeting.
(d)
Nothing in this article shall limit any other power vested in the chair of the meeting to adjourn the meeting.
(e)
All business conducted at a general meeting up to the time of any adjournment shall, subject to paragraph (f) below, be valid.
(f)
The chair of the meeting may specify that only the business conducted at a general meeting up to a point in time which is earlier than the time of adjournment is valid if, in the chair's opinion, to do so would be more appropriate.
(g)
Whenever a meeting is adjourned for 30 days or more or sine die, at least 14 clear days' notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

(h)
No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.
46.
Method of voting - general

Subject to article 47, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded by:

(a)
the chairman of the meeting;
(b)
not fewer than five members present in person or by proxy and entitled to vote on the resolution;
(c)
a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution;
(d)
a member or members present in person or by proxy and holding shares in the Company conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right; or
(e)
the Founder.
47.
Method of voting – Shares held by DTC

For so long as any shares in the Company are held in a settlement system operated by DTC:

(a)
any resolution put to a vote at a general meeting of the Company shall be decided on a poll; and
(b)
this article 47 may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.
48.
How poll is to be taken
(a)
A poll shall be taken at such time (either at the meeting at which the resolution is proposed or within 30 days after the meeting), at such place and in such manner (including electronically) as the chair of the meeting shall direct and the chair may appoint scrutineers (who need not be members).
(b)
A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.
(c)
It shall not be necessary (unless the chair of the meeting otherwise directs) for notice to be given of a poll whether taken at or after the meeting at which it was demanded.
(d)
On a poll, votes may be given either personally or by proxy and a member entitled to more than one vote need not use all the member's votes or cast all the votes used in the same way.
(e)
The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded (or deemed to have been demanded).

49.
Validity of meeting

All persons seeking to attend or participate in a general meeting electronically shall be responsible for maintaining adequate facilities to enable them to do so. Subject only to the requirement for the chair to adjourn a general meeting in accordance with the provisions of article 45(c), any inability of a person or persons to attend or participate in a general meeting electronically shall not invalidate the proceedings of that meeting.

VOTES OF MEMBERS

50.
Voting rights
(a)
Subject to these articles and to any special rights or restrictions as to voting for the time being attached to any class of shares in the Company (including, for the avoidance of doubt, such rights and restrictions as apply as set out in article 5(b) above):
(i)
on a show of hands:
(A)
every member who is present in person shall have one vote;
(B)
every proxy present who has been duly appointed by one or more members entitled to vote on the resolution shall have one vote, except that if the proxy has been duly appointed by more than one member entitled to vote on the resolution and is instructed by one or more of those members to vote for the resolution and by one or more others to vote against it, or is instructed by one or more of those members to vote in one way and is given discretion as to how to vote by one or more others (and wishes to use that discretion to vote in the other way) he or she shall have one vote for and one vote against the resolution; and
(C)
every corporate representative present who has been duly authorised by a corporation shall have the same voting rights as the corporation would be entitled to; and
(ii)
on a poll, and subject to article 5(b), every member who is present in person or by a duly appointed proxy shall have one vote for each share of which he or she is the holder or in respect of which his or her appointment of proxy or corporate representative has been made.
(b)
For the purposes of determining which persons are entitled to attend or vote at any general meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, determined by the Board, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting, notwithstanding any provisions in the Statutes or these articles to the contrary.
51.
Representation of corporations
(a)
Any corporation which is a member of the Company may, by resolution of its Board or other governing body, authorise any person or persons to act as its representative or representatives at any general meeting of the Company.
(b)
The Board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any such representative.
52.
Voting rights of joint holders

If more than one of the joint holders of a share tenders a vote on the same resolution, whether in person or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the relevant share.

53.
Voting rights of members incapable of managing their affairs

A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by the member's receiver, curator bonis or other person in the nature of a receiver or curator bonis appointed by that court, and the receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote must be received at the office (or at such other address as may be specified for the receipt of proxy appointments) not later than the last time by which a proxy appointment must be received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

54.
Voting rights suspended where sums overdue

Unless the Board otherwise decides, a member shall not be entitled to vote, either in person or by proxy, at any general meeting of the Company in respect of any share held by that member unless all calls and other sums presently payable by that member in respect of that share have been paid.

55.
Objections to admissibility of votes

No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chair of the meeting, whose decision shall be final and conclusive.

PROXIES

56.
Proxies
(a)
A proxy need not be a member of the Company and a member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the member.
(b)
The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.
(c)
The appointment of a proxy shall only be valid for the meeting mentioned in it and any adjournment of that meeting (including on any poll demanded at the meeting or any adjourned meeting).
57.
Appointment of proxy
(a)
Subject to the Statutes, the appointment of a proxy may be in such form as is usual or common (including with respect to any shares held by a Depositary, an omnibus proxy which enables the Depositary to exercise rights in a number of different ways for the shares that it holds) or in such other form as the Board may from time to time approve and shall be signed by the appointor, or the appointor's duly authorised agent, or, if the appointor is a corporation, shall either be executed under its common seal or be signed by an agent or officer authorised for that purpose. The signature need not be witnessed.
(b)
Without limiting the provisions of these articles, the Board may from time to time in relation to uncertificated shares: (i) approve the appointment of a proxy by means of a communication sent in electronic form which is sent by means of the relevant system and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as the Board may from time to time prescribe (subject always to the facilities and requirements of the relevant system)); and (ii) approve supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means. In addition, the Board may prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or such participant and may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

58.
Receipt of proxy
(a)
A proxy appointment:
(i)
must be received at a proxy notification address not less than 48 hours (or such shorter time as the Board decides) before the time fixed for holding the meeting at which the appointee proposes to vote; or
(ii)
in the case of a poll taken more than 48 hours after it is demanded or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for holding the original meeting, must be received at a proxy notification address not less than 24 hours (or such shorter time as the Board decides) before the time fixed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or
(iii)
in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, must be received:
(A)
at a proxy notification address in accordance with (i) above;
(B)
by the chair of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting; or
(C)
at a proxy notification address by such time as the chair of the meeting may direct at the meeting at which the poll is demanded.

In calculating the periods mentioned, no account shall be taken of any part of a day that is not a working day (within the meaning of the 2006 Act).

(b)
The Board may, but shall not be bound to, require reasonable evidence of the identity of the member and of the proxy, the member's instructions (if any) as to how the proxy is to vote and, where the proxy is appointed by a person acting on behalf of the member, authority of that person to make the appointment.
(c)
The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under paragraph (b) above has not been received in accordance with the requirements of this article.
(d)
Subject to paragraph (c) above, if the proxy appointment and any of the information required under paragraph (b) above, is not received in the manner set out in paragraph (a) above, the appointee shall not be entitled to vote in respect of the shares in question.
(e)
If two or more valid but differing proxy appointments are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

59.
Notice of revocation of authority etc.
(a)
A vote given or poll demanded by proxy or by a representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll or (until entered in the register) the transfer of the share in respect of which the appointment of the relevant person was made unless notice of the termination was received at a proxy notification address not less than six hours before the time fixed for holding the relevant meeting or adjourned meeting or, in the case of a poll not taken on the same day as the meeting or adjourned meeting, before the time fixed for taking the poll.
(b)
A vote given by a proxy or by a representative of a corporation shall be valid notwithstanding that the vote was not cast in accordance with any instructions given by the member by whom the proxy or representative of a corporation is appointed. The Company shall not be obliged to check whether the proxy or representative of a corporation has in fact voted in accordance with any such member's instructions.

DIRECTORS

60.
Number and class of directors
(a)
The directors shall not, unless otherwise determined by an ordinary resolution of the Company, be less than three but shall not be subject to a maximum number.
(b)
The directors shall be classified, with respect to the term for which they severally hold office, into three classes, designated as Class I, Class II and Class III, respectively. Subject to article 60(c), each class shall consist, as nearly as may be possible, of one-third of the total number of directors. The directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board, with the number of directors in each class to be divided as nearly equal as reasonably possible.
(c)
At any time where there are ten (10) directors, three (3) directors shall be designated as Class I directors, three (3) directors designated as Class II directors, and four (4) directors designated as Class III directors.
61.
Directors need not be members

A director need not be a member of the Company.

ELECTION, RETIREMENT AND REMOVAL OF DIRECTORS

62.
Election of directors by the Company
(a)
Subject to these articles, the Company may by ordinary resolution (including pursuant to article 50 where applicable) elect any person who is willing to act to be a director, either to fill a vacancy or as an additional director, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

(b)
No person (other than a director retiring in accordance with these articles) shall be elected or re-elected a director unless:
(i)
the person is recommended by the Board; or
(ii)
not less than seven nor more than 42 days before the day appointed for the meeting there has been given to the Company, by a member (other than the person to be proposed) entitled to attend and vote at the meeting, notice of the member's intention to propose a resolution for the appointment of that person, stating the particulars which would, if the person were so appointed, be required to be included in the Company's register of directors and a notice executed by that person of the person's willingness to be elected.
(c)
The chairman of any general meeting at which resolutions contained any member's notice referred to in article 62(b) are proposed may waive the notice requirements set out in article 62(b)and submit to the general meeting the name(s) of any person(s) duly qualified and willing to be elected as a director of the Company for election or re-election (as the case may be). Where article 62(b)(ii) applies and a director is proposed to be elected or re-elected by ordinary resolution of the Company, the holder(s) of a simple majority of the Ordinary Shares may waive the notice requirements set out in article 62(b)(ii) in writing.
63.
Separate resolutions for election of each director

Every ordinary resolution for the election of a director shall relate to one named person and a single resolution for the election of two or more persons shall be void, unless at a general meeting a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.

64.
The Board's power to appoint directors

The Board may appoint any person who is willing to act to be a director, either to fill a vacancy or by way of addition to their number, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

65.
Retirement of directors
(a)
In relation to the Class I, II and III directors appointed as at the date of the adoption of these articles ("Adoption Date"):
(i)
the Class I directors shall serve for a term expiring at the first annual meeting of shareholders following the Adoption Date;
(ii)
the Class II directors shall serve for a term expiring at the second annual meeting of shareholders following the Adoption Date; and
(iii)
the Class III directors shall serve for a term expiring at the third annual meeting of shareholders following the Adoption Date.

Each retiring director shall be eligible for re-election, and a director who is re-elected will be treated as continuing in office without a break.

(b)
At each annual meeting of shareholders, directors re-elected or elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their re-election or election.
(c)
A retiring director who is not re-elected shall retain office until the close of the meeting at which that director retires.
(d)
For the avoidance of doubt, the provisions of this article 65 does not affect the Board's right to remove any Initial Sponsor Director or the Independent Director pursuant to article 66.
66.
Removal of directors
(a)
At any time after the period ended 12 months after the date of their appointment, or from the time the Sponsor Group ceases to Beneficially Own any Ordinary Shares, whichever occurs the earliest, the Board may remove each and any of the Initial Sponsor Directors and the Independent Director notwithstanding any prior re- election of such an Initial Sponsor Director or such Independent Director under the terms of these articles.
(b)
The Company may by ordinary resolution remove any director before that director's period of office has expired notwithstanding anything in these articles or in any agreement between that director and the Company.
(c)
Any removal of a director under this article shall be without prejudice to any claim which such director may have for damages for breach of any agreement between that director and the Company.
67.
Vacation of office of director

Without prejudice to the provisions of these articles for retirement or removal, the office of a director shall be vacated if:

(i)
the director is prohibited by law from being a director; or
(ii)
the director becomes bankrupt or makes any arrangement or composition with the director's creditors generally; or
(iii)
a registered medical practitioner who has examined the director gives a written opinion to the Company stating that the director has become physically or mentally incapable of acting as a director and may remain so for more than three months and the Board resolves that the director's office be vacated; or
(iv)
if for more than six months the director is absent, without special leave of absence from the Board, from board meetings held during that period and the Board resolves that the director's office be vacated; or

(v)
the director gives to the Company notice of the director's wish to resign, in which event the director shall vacate that office on the receipt of that notice by the Company or at such later time as is specified in the notice.

68.
Disqualification of a director

The office of director shall be vacated in any of the following circumstances:

(a)
he is removed or prohibited from being a director under any provisions of the Statutes or these articles or (if applicable) the NASDAQ Rules;
(b)
he gives to the Company notice executed by him of his wish to resign, in which event he shall vacate that office on the delivery of that notice to the Company or at such later time as is specified in the notice;
(c)
if he becomes bankrupt, insolvent or makes any arrangement or composition with his creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or
(d)
if he is, or may be, suffering from mental disorder and/or either he is admitted to hospital for treatment, or an order is made by a court (whether in the United Kingdom or elsewhere) having jurisdiction in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs and, in either case, the Board resolves that his office be vacated; or
(e)
having been appointed for a fixed term, the term expires or his office as a director is vacated under article 67; or
(f)
he is absent from meetings of the Board for six consecutive months without leave and his alternate director (if any) has not, during such period, attended in his place and the Board resolves that his office be vacated; or
(g)
he is removed from office by notice given to him and executed by all of his co- directors (or their alternates), but so that in the case of a director holding an executive office which automatically determines on his ceasing to be a director such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages in respect of the consequent termination of his executive office.
69.
Executive directors
(a)
The Board may appoint one or more directors to hold any executive office under the Company (including that of chair, chief executive or managing director) for such period (subject to the Statutes) and on such terms as it may decide and may revoke or terminate any appointment so made without prejudice to any claim for damages for breach of any contract of service between the director and the Company.

(b)
The remuneration of a director appointed to any executive office shall be fixed by the Board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of that director's remuneration as a director.
(c)
A director appointed as executive chair, chief executive or managing director shall automatically cease to hold that office if that person ceases to be a director but without prejudice to any claim for damages for breach of any contract of service between that director and the Company. A director appointed to any other executive office shall not automatically cease to hold that office if that person ceases to be a director unless the contract or any resolution under which the director holds office expressly states that the director shall, in which case that cessation shall be without prejudice to any claim for damages for breach of any contract of service between that director and the Company.

ALTERNATE DIRECTORS

70.
Power to appoint alternate directors
(a)
Any director (other than an alternate director) may appoint any person (including another director) to be his alternate director, and may remove him from that office. The appointment as an alternate director of any person who is not himself a director shall be subject to the approval of the majority of the other directors or a resolution of the Board. Any of the directors may appoint the same alternate director.
71.
Formalities for appointment and termination
(a)
Every appointment and removal of an alternate director shall be made by notice to the Company executed by the director making the appointment or removal (or in any other manner approved by the Board) and shall, be effective (subject to article 72) on receipt of such notice by the Company which shall, in the case of a notice contained in an instrument, be at the office or at a board meeting or in the case of a notice contained in an electronic communication be at such address (if any) for the time being notified by or on behalf of the Company for the purpose.
(b)
The appointment of an alternate director shall determine on the happening of any event which, if he were a director, would cause him to vacate such office or if his appointor ceases to be a director (otherwise than by retirement by rotation or otherwise at a general meeting at which he is re-appointed or deemed to be re- appointed) or if the approval of the directors to his appointment is withdrawn.
(c)
An alternate director may, by giving notice to the Company, executed by him, resign such appointment.
72.
Alternate to receive notices

An alternate director shall be entitled to receive notices of board meetings and of all meetings of committees of which the director appointing him is a member to the same extent as the director appointing him and shall be entitled to attend and vote as a director and be counted for the purposes of a quorum at any such meeting at which the director appointing him is not personally present, and generally at such meeting, to exercise and discharge all the functions, powers and duties of his appointor as a director. For the purposes of the proceedings at such meeting, these articles shall apply as if he (instead of his appointor) were a director. If he shall himself be a director, or shall attend any such meeting as an alternate for more than one director, his voting rights shall be cumulative but he shall count as only one for the purpose of determining whether a quorum is present. If his appointor is for the time being absent from the United Kingdom, or temporarily unable to act through ill-health or disability, his signature to any resolution in writing of the directors shall be as effective as the signature of his appointor. An alternate director shall not (save as aforesaid) have power to act as a director nor shall he be deemed to be a director for the purposes of these articles.

73.
Alternate may be paid expenses but not remuneration

An alternate director shall be entitled to be repaid expenses, and to be indemnified, by the Company to the same extent as if he were a director, but he shall not be entitled to receive from the Company any remuneration in respect of his services as an alternate director, except such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice to the Company from time to time direct.

74.
Alternate not an agent of appointor

Except as otherwise expressly provided in these articles, an alternate director shall be subject in all respects to these articles relating to directors. Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director. An alternate director shall be responsible to the Company for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

REMUNERATION, EXPENSES, PENSIONS AND OTHER BENEFITS

75.
Special remuneration
(a)
The Board may grant special remuneration to any director who performs any special or extra services to or at the request of the Company.
(b)
Such special remuneration may be paid by way of lump sum, salary, commission, participation in profits or otherwise as the Board may decide in addition to any remuneration payable under or pursuant to any other of these articles.
76.
Expenses

A director shall be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by the director in and about the discharge of the director's duties, including the director's expenses of travelling to and from board meetings, committee meetings and general meetings. Subject to any guidelines and procedures established from time to time by the Board, a director may also be paid out of the funds of the Company all expenses incurred by the director in obtaining professional advice in connection with the affairs of the Company or the discharge of the director's duties as a director.

77.
Pensions and other benefits

The Board may exercise all the powers of the Company to:

(a)
pay, provide, arrange or procure the grant of pensions or other retirement benefits, death, disability or sickness benefits, health, accident and other insurances or other such benefits, allowances, gratuities or insurances, including in relation to the termination of employment, to or for the benefit of any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any body corporate which is or was associated with the Company or of the predecessors in business of the Company or any such associated body corporate, or the relatives or dependants of any such person. For that purpose, the Board may procure the establishment and maintenance of, or participation in, or contribution to, any pension fund, scheme or arrangement and the payment of any insurance premiums;
(b)
establish, maintain, adopt and enable participation in any profit sharing or incentive scheme including shares, share options or cash or any similar schemes for the benefit of any director or employee of the Company or of any associated body corporate, and to lend money to any such director or employee or to trustees on their behalf to enable any such schemes to be established, maintained or adopted; and
(c)
support and subscribe to any institution or association which may be for the benefit of the Company or of any associated body corporate or any directors or employees of the Company or associated body corporate or their relatives or dependants or connected with any town or place where the Company or an associated body corporate carries on business, and to support and subscribe to any charitable or public object whatsoever.

POWERS OF THE BOARD

78.
General powers of the Board to manage the Company's business
(a)
The business of the Company shall be managed by the Board which may exercise all the powers of the Company, subject to the Statutes, these articles and any resolution of the Company. No resolution or alteration of these articles shall invalidate any prior act of the Board which would have been valid if the resolution had not been passed or the alteration had not been made.
(b)
The powers given by this article shall not be limited by any special authority or power given to the Board by any other article.
79.
Power to act notwithstanding vacancy

The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number; but, if the number of directors is less than the minimum number of directors fixed by or in accordance with these articles, the continuing directors or director may act for the purpose of filling up vacancies or calling a general meeting of the Company, but not for any other purpose. If no director is able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

80.
Provisions for employees

The Board may exercise any of the powers conferred by the Statutes to make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

81.
Power to borrow money

Subject to the Statutes, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and assets (both present and future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

82.
Power to change the name of the Company

Subject to the Statutes, the Company may change its name by special resolution.

DELEGATION OF BOARD'S POWERS

83.
Delegation to individual directors

The Board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions as it thinks fit and may revoke or vary all or any of them, but no person dealing in good faith shall be affected by any revocation or variation.

84.
Committees
(a)
The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons (whether directors or not) as it thinks fit, provided that the majority of the members of the committee are directors and that no meeting of the committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of those present are directors. The Board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the Board.
(b)
The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the Board and (subject to such regulations) by these articles regulating the proceedings of the Board so far as they are capable of applying.

85.
Local boards
(a)
The Board may make such arrangements as they think fit for the management and transaction of the Company’s affairs in any specified locality, whether in the United Kingdom or elsewhere, and, without prejudice to the generality of the foregoing, may:
(i)
establish any local or divisional board or agency for managing any of the affairs of the Company whether in the United Kingdom or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration;
(ii)
delegate to any local or divisional board, manager or agent any of its powers, authorities and discretions (with power to sub-delegate) and
(iii)
authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.
(b)
Any appointment or delegation under this article may be made on such terms and subject to such conditions as the Board thinks fit and the Board may remove any person so appointed, and may revoke or vary any delegation, but no person dealing in good faith shall be affected by the revocation or variation.
86.
Powers of attorney and agents

The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub- delegate). The Board may remove any person appointed under this article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation. Any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit.

DIRECTORS' INTERESTS

87.
Declaration of interests in a proposed transaction or arrangement with the Company
(a)
A director who has, directly or indirectly, an interest in a transaction entered into or proposed to be entered into by the Company or by a subsidiary of the Company which conflicts or possibly may conflict with the interests of the Company or the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it (but excluding any interest which cannot reasonably be regarded as likely to give rise to a conflict of interest), and of which such director is aware, shall disclose to the Company the nature and extent of such director's interest.
(b)
Any declaration of interest required by this article must be made as soon as reasonably practicable.
(c)
If a declaration of interest proves to be, or becomes, inaccurate or incomplete, a further disclosure must be made.
(d)
For the purposes of this article, a director need not declare an interest:
(i)
if it cannot reasonably be regarded as likely to give rise to a conflict of interest;
(ii)
if, or to the extent that, the other directors are already aware of it; or
(iii)
if, or to the extent that, it concerns terms of his service contract that have been or are to be considered by (A) a meeting of the directors; or (B) by a committee of the directors appointed for the purpose under these articles.

.

88.
Provisions applicable to declarations of interest

For the purposes of article 87:

(a)
the disclosure shall be made at the first meeting of the directors at which the transaction is considered after the director concerned becomes aware of the circumstances giving rise to such director's duty to make it or, if for any reason the director fails to do so at such meeting, as soon as practical after the meeting, by notice in writing delivered to the secretary;
(b)
the secretary, where the disclosure is made to shall inform the directors that it has been made and shall in any event table the notice of the disclosure at the next meeting after it is made;
(c)
a disclosure to the Company by a director in accordance with article 88(a) above that such director is to be regarded as interested in a transaction with a specified person is sufficient disclosure of that director's interest in any such transaction entered into after the disclosure is made; and
(d)
any disclosure made at a meeting of the directors shall be recorded in the minutes of the meeting.
89.
Power of the Board to authorise conflicts of interest
(a)
The Board may authorise any matter proposed to it in accordance with these articles which would, if not so authorised, involve a breach by a director of his duty to avoid conflicts of interest under the Statutes, including, without limitation, any matter which relates to a situation (a relevant situation) in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interest of the Company or the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it, but excluding any interest which cannot reasonably be regarded as likely to give rise to a conflict of interest. The provisions of this article do not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company.

(b)
Any such authorisation will be effective only if:
(i)
any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and
(ii)
the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.
(c)
The Board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted.
(d)
The Board may vary or terminate any such authorisation at any time.
90.
Directors' interests and voting
(a)
Subject to the Statutes and provided the director has declared any interest or interests in accordance with articles 87 and 88, a director may (notwithstanding his office):
(i)
enter into or be interested in any transaction or arrangement with the Company, either with regard to the director's tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise;
(ii)
hold any other office or place of profit with the Company (except that of auditor) in conjunction with the director's office of director for such period (subject to the Statutes) and upon such terms as the Board may decide and be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Board may decide, either in addition to or in lieu of any remuneration under any other provision of these articles;
(iii)
act personally or by the director's firm in a professional capacity for the Company (except as auditor) and be entitled to remuneration for professional services as if the director were not a director;
(iv)
be or become a member or director of, or hold any other office or place of profit under, or otherwise be interested in, any holding company or subsidiary undertaking of that holding company or any other company in which the Company may be interested. The Board may cause the voting rights conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of that other company to be exercised in such manner in all respects as it thinks fit (including the exercise of voting rights in favour of any resolution appointing the directors or any of them as directors or officers of the other company or voting or providing for the payment of any benefit to the directors or officers of the other company); and

(v)
be or become a director, manager or employee of, or a consultant to, or acquire or retain any direct or indirect interest in, any entity (whether or not a body corporate) in which the Company does not have an interest if that cannot reasonably be regarded as likely to give rise to a conflict of interest at the time of the director's appointment as a director of that other company.
(b)
A director shall not, by reason of holding office as director (or of the fiduciary relationship established by holding that office), be liable to account to the Company for any remuneration, profit or other benefit resulting from any interest permitted under paragraph (a) above and no contract shall be liable to be avoided on the grounds of any director having any type of interest permitted under paragraph (a) above.
(c)
A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning that director's own appointment (including fixing or varying its terms), or the termination of that director's own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned (if not otherwise debarred from voting under this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns that director's own appointment or the termination of that director's own appointment.
(d)
A director shall also not vote (or be counted in the quorum at a meeting) in relation to any resolution relating to any transaction or arrangement with the Company in which the director has an interest which may reasonably be regarded as likely to give rise to a conflict of interest and, if the director purports to do so, the director's vote shall not be counted, but this prohibition shall not apply and a director may vote (and be counted in the quorum) in respect of any resolution concerning any one or more of the following matters:
(i)
any transaction or arrangement in which the director is interested by virtue of an interest in shares, debentures or other securities of the Company or otherwise in or through the Company;
(ii)
the giving of any guarantee, security or indemnity in respect of:
(A)
money lent or obligations incurred by the director or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings; or
(B)
a debt or obligation of the Company or any of its subsidiary undertakings for which the director personally has assumed

responsibility in whole or in part (either alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(iii)
indemnification (including loans made in connection with it) by the Company in relation to the performance of the director's duties on behalf of the Company or of any of its subsidiary undertakings;
(iv)
any issue or offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings in respect of which the director is or may be entitled to participate in the director's capacity as a holder of any such securities or as an underwriter or sub-underwriter;
(v)
any transaction or arrangement concerning any other company in which the director does not hold, directly or indirectly as shareholder voting rights representing one per cent. or more of any class of shares in the capital of that company;
(vi)
any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to the director any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and
(vii)
the purchase or maintenance of insurance for the benefit of directors or for the benefit of persons including directors.
(e)
If any question arises at any meeting as to whether an interest of a director (other than the chair of the meeting) may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any director (other than the chair of the meeting) to vote in relation to a transaction or arrangement with the Company and the question is not resolved by the director voluntarily agreeing to abstain from voting, the question shall be referred to the chair of the meeting and the chair's ruling in relation to the director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to the director concerned, has not been fairly disclosed. If any question shall arise in respect of the chair of the meeting and is not resolved by the chair voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the Board (for which purpose the chair shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chair of the meeting, so far as known to the chair, has not been fairly disclosed.
(f)
Subject to the Statutes, the Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any transaction or arrangement not duly authorised by reason of a contravention of this article.
91.
Avoiding conflicts of interest

Where the existence of a director’s relationship with another person has been approved by the Board pursuant to article 89 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company under the Statutes because he:

(a)
absents himself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or
(b)
makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

PROCEEDINGS OF THE BOARD

92.
Board meetings

Subject to the provisions of these articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director at any time shall, summon a board meeting.

93.
Notice of board meetings
(a)
Notice of a board meeting may be given to a director personally or by word of mouth or given in hard copy form or in electronic form to the director at such address as the director may from time to time specify for this purpose (or if the director does not specify an address, at the director's last known address).
(b)
A director absent or intending to be absent from the United Kingdom may request that notices of board meetings shall, during his absence, be sent by instrument or using electronic communication to him at an address given by him to the Company for this purpose but, in the absence of any such request, it shall not be necessary to give notice of a board meeting to any director for the time being absent from the United Kingdom.
(c)
A director may waive notice of any meeting either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.
94.
Quorum

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two. Subject to these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the end of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

95.
Power of directors if number falls below minimum

The continuing directors or director at any time may act notwithstanding any vacancies in their number, but if, and so long as, the number of directors is less than the number fixed as the necessary quorum for board meetings, the continuing directors or director may act for the purpose of filling up such vacancies or calling general meetings of the Company, but not for any other purpose. If there are no directors or director able or willing to act, then any two members may call a general meeting for the purpose of appointing directors

96.
Chair or deputy chair to preside
(a)
The Board may appoint a chair and one or more deputy chair(s) and may at any time revoke any such appointment.
(b)
The chair, or failing the chair any deputy chair (the longest in office taking precedence, if more than one is present), shall, if present and willing, preside at all board meetings but, if no chair or deputy chair has been appointed, or if the chair or deputy chair is not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chair of the meeting, the directors present shall choose one of their number to act as chair of the meeting.
97.
Competence of board meetings

A board meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

98.
Voting

Questions arising at any board meeting shall be determined by a majority of votes. In the case of an equality of votes the chair of the meeting shall have a second or casting vote.

99.
Telephone/electronic board meetings
(a)
A board meeting may consist of a conference between directors some or all of whom are in different places provided that each director may participate in the business of the meeting whether directly, by telephone or by any other means (whether electronically or otherwise) which enables the director:
(i)
to hear (or otherwise receive real time communications made by) each of the other participating directors addressing the meeting; and
(ii)
if the director so wishes, to address all of the other participating directors simultaneously (or otherwise communicate in real time with them).
(b)
A quorum is deemed to be present if at least the number of directors required to form a quorum, subject to the provisions of article 79, may participate in the manner specified above in the business of the meeting.
(c)
A board meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chair of the meeting participates.

(d)
A resolution passed at any meeting held in the above manner, and signed by the chair of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee of the Board, as the case may be) duly convened and held.
100.
Resolutions without meetings

A resolution which is signed or approved by all the directors entitled to vote on that resolution (and whose vote would have been counted) shall be as valid and effectual as if it had been passed at a board meeting duly called and constituted. The resolution may be contained in one document or communication in electronic form or in several documents or communications in electronic form (in like form), or a combination of both, each signed or approved by one or more of the directors concerned (or their alternates, as applicable). For the purpose of this article the approval of a director (or their alternates, as applicable) shall be given in hard copy form or in electronic form.

101.
Validity of acts of directors in spite of formal defect

All acts bona fide done by a meeting of the Board, or of a committee, or by any person acting as a director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or committee or of the person so acting, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a director and had continued to be a director or member of the committee and had been entitled to vote.

102.
Minutes
(a)
The Board shall cause minutes to be made and kept in books kept for the purpose:
(i)
of all appointments of officers made by the Board;
(ii)
of the names of all the directors (or their alternates) and any other persons present at each meeting of the Board and of any committee; and
(iii)
of all resolutions and proceedings of all meetings of the Company and of any class of members of the Company, and of the Board and of any committee.
(b)
Any such minutes shall be conclusive evidence of any such proceedings if signed by the chair of the meeting at which the proceedings were held or by the chair of the next succeeding meeting.
(c)
The secretary must ensure that all resolutions of the Board passed otherwise than at board meetings are kept for at least ten years.

103.
Secretary

Subject to the 2006 Act, the secretary shall be appointed by the Board for such term, at such remuneration and on such conditions as it thinks fit, and the Board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between the secretary and the Company). The person appointed as secretary may be a corporate entity.

SHARE CERTIFICATES

104.
Issue of share certificates
(a)
A person whose name is entered in the register as the holder of any certificated shares shall be entitled (unless the conditions of issue otherwise provide) within the time limits prescribed by the Statutes to receive one certificate for those shares, or one certificate for each class of those shares and, if that person transfers part of the shares represented by a certificate in that person's name, or elects to hold part in uncertificated form, to receive a new certificate for the balance of those shares, provided in all cases that there shall be no requirement to issue any certificate to Cede & Co. in respect of any shares held by it.
(b)
In the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all.
(c)
The Board may by resolution determine, either generally or in any particular case or cases, that share certificates need not be issued under a seal. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificate need not be autographic but may be applied to the certificates by mechanical means or may be printed on them or that the certificates need not be signed by any person. For the avoidance of doubt, the use of facsimile signatures affixed in the name and on behalf of Computershare Trust Company, N.A., as transfer agent, warrant agent and registrar, as applicable, on share certificates evidencing the shares and warrants in the capital of the Company is permitted, valid and effective.
(d)
A share certificate may be given to a member in accordance with the provisions of these articles on notices and the Statutes.
105.
Charges for and replacement of certificates
(a)
Except as expressly provided to the contrary in these articles, no fee shall be charged for the issue of a share certificate.
(b)
Any two or more certificates representing shares of any one class held by any member may at the member's request be cancelled and a single new certificate issued.
(c)
If any member surrenders for cancellation a certificate representing shares held by that member and requests the Company to issue two or more certificates representing those shares in such proportions as that member may specify, the Board may, if it thinks fit, comply with the request on payment of such fee (if any) as the

Board may decide.
(d)
If a certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence, indemnity and security for such indemnity as the Board may think fit and on payment of any exceptional expenses of the Company incidental to its investigation of the evidence and preparation of the indemnity and security and, if damaged or defaced, on delivery up of the old certificate.
(e)
In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.

LIEN ON SHARES

106.
Lien on partly paid shares
(a)
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether or not due) in respect of that share. The lien shall extend to every amount payable in respect of that share.
(b)
The Board may at any time either generally or in any particular case declare any share to be wholly or partly exempt from this article. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company's lien (if any) on that share.
107.
Enforcement of lien
(a)
The Company may sell any share subject to a lien in such manner as the Board may decide if an amount payable on the share is due and is not paid within 14 clear days after a notice has been given to the holder or any person entitled by transmission to the share demanding payment of that amount and giving notice of intention to sell in default.
(b)
To give effect to any sale under this article, the Board may authorise some person to transfer the share sold to, or as directed by, the purchaser. The purchaser shall not be bound to see to the application of the purchase money nor shall the title of the new holder to the share be affected by any irregularity in or invalidity of the proceedings relating to the sale.
(c)
The net proceeds of the sale, after payment of the costs of such sale, shall be applied in or towards satisfaction of the amount due and any residue shall (subject to a like lien for any amounts not presently due as existed on the share before the sale), on surrender, in the case of shares held in certificated form, of the certificate for the shares sold, be paid to the holder or person entitled by transmission to the share immediately before the sale.

CALLS ON SHARES

108.
Calls
(a)
Subject to the terms of these articles and the terms of which the shares are allotted, the Board may make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal amount or premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on the member's shares. A call may be revoked or postponed as the Board may decide.
(b)
Any call may be made payable in one sum or by instalments and shall be deemed to be made at the time when the resolution of the Board authorising that call is passed.
(c)
A person on whom a call is made shall remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.
(d)
The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of that share.
109.
Interest on calls

If a call is not paid before or on the due date for payment, the person from whom it is due shall pay interest on the amount unpaid, from the due date for payment to the date of actual payment, at such rate as the Board may decide, but the Board may waive payment of the interest, wholly or in part.

110.
Sums treated as calls

A sum which by the terms of allotment of a share is payable on allotment, or at a fixed time, or by instalments at fixed times, whether in respect of nominal value or premium, shall for all purposes of these articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, these articles shall apply as if that sum had become due and payable by virtue of a call.

111.
Power to differentiate

On any allotment of shares the Board may make arrangements for a difference between the allottees or holders of the shares in the amounts and times of payment of calls on their shares.

112.
Payment of calls in advance

The Board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the Board and the member paying the sum in advance.

FORFEITURE OF SHARES

113.
Notice of unpaid calls
(a)
If the whole or any part of any call or instalment remains unpaid on any share after the due date for payment, the Board may give a notice to the holder requiring the holder to pay so much of the call or instalment as remains unpaid, together with any accrued interest.

(b)
The notice shall state a further day, being not less than 14 clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.
(c)
The Board may accept a surrender of any share liable to be forfeited.
114.
Forfeiture on non-compliance with notice
(a)
If the requirements of a notice given under article 113 are not complied with, any share in respect of which it was given may at any time thereafter (before the payment required by the notice is made) be forfeited by a resolution of the Board. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.
(b)
If a share is forfeited, notice of the forfeiture shall be given to the person who was the holder of the share or (as the case may be) the person entitled to the share by transmission, and an entry that notice of the forfeiture has been given, with the relevant date, shall be made in the register; but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.
115.
Power to annul forfeiture or surrender

The Board may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due on or incurred in respect of the share and on such further conditions (if any) as it thinks fit.

116.
Disposal of forfeited or surrendered shares
(a)
Every share which is forfeited or surrendered shall become the property of the Company and (subject to the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the Board shall decide either to the person who was before the forfeiture the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The Board may for the purposes of a disposal authorise some person to transfer the forfeited or surrendered share to, or in accordance with the directions of, any person to whom the same has been disposed of.
(b)
A statutory declaration by a director or the secretary that a share has been forfeited or surrendered on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it and shall (subject to the execution of any necessary transfer) constitute a good title to the share. The person to whom the share has been disposed of shall not be bound to see to the application of the consideration for the disposal (if any) nor shall that person's title to the share be affected by any irregularity in or invalidity of the proceedings connected with the forfeiture, surrender, sale, re-allotment or disposal of the share.
117.
Arrears to be paid notwithstanding forfeiture or surrender

A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered share and shall, in the case of shares held in certificated form, surrender to the Company for cancellation any certificate for the share forfeited or surrendered, but shall remain liable (unless payment is waived in whole or in part by the Board) to pay to the Company all moneys payable by that person on or in respect of that share at the time of forfeiture or surrender, together with interest from the time of forfeiture or surrender until payment at such rate as the Board shall decide, in the same manner as if the share had not been forfeited or surrendered. The Board may waive payment of interest wholly or in part and may enforce payment, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal. Such a person shall also be liable to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender. No deduction or allowance shall be made for the value of the share at the time of forfeiture or surrender or for any consideration received on its disposal.

SEAL

118.
Seal
(a)
The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the Board.
(b)
The Board shall provide for the safe custody of every seal of the Company.
(c)
A seal shall be used only by the authority of the Board or a duly authorised committee but that authority may consist of an instruction or approval given in hard copy form or in electronic form by a majority of the directors or of the members of a duly authorised committee.
(d)
The Board may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.
(e)
Unless otherwise decided by the Board:
(i)
certificates for shares, debentures or other securities of the Company issued under seal need not be signed; and
(ii)
every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors or by one director in the presence of a witness who attests the signature.

DIVIDENDS

119.
Declaration of dividends by the Company

Subject to the provisions of the 2006 Act, the Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the Board.

120.
Fixed and interim dividends

Subject to the provisions of the 2006 Act, the Board may pay interim dividends and may also pay any dividend payable at a fixed rate at intervals settled by the Board whenever the financial position of the Company, in the opinion of the Board, justifies its payment. If the Board acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss such holders may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

121.
Calculation and currency of dividends
(a)
Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:
(i)
all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;
(ii)
all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and
(iii)
dividends may be declared or paid in any currency.
(b)
The Board may agree with any member that dividends which may at any time or from time to time be declared or become due on that member's shares in one currency shall be paid or satisfied in another and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.
122.
Method of payment
(a)
The Company may pay any dividend or other sum payable in respect of a share by such method as the Board may decide. The Board may decide to use different methods of payment for different holders or groups of holders. Without limiting any other method of payment which the Board may decide upon, the Board may decide that payment can be made, wholly or partly and exclusively or optionally:
(i)
by cheque or dividend warrant payable to the holder (or, in the case of joint holders, the holder whose name stands first in the register in respect of the relevant share) or to such other person as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

(ii)
by a bank or other funds transfer system or by such other electronic means as the Board may decide (including, in the case of an uncertificated share, a relevant system) to such account as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or
(iii)
in such other way as may be agreed between the Company and the holder (or, in the case of joint holders, all such holders).
(b)
If the Board decides that any dividend or other sum payable in respect of a share will be made exclusively by one or more of the methods referred to in paragraph (a)(ii) above to an account, but no such account is nominated by the holder (or, in case of joint holders, all the joint holders) or if an attempted payment into a nominated account is rejected or refunded, the Company may treat that dividend or other sum payable as unclaimed.
(c)
Any such cheque or dividend warrant may be sent by post to the registered address of the holder (or, in the case of joint holders, to the registered address of that person whose name stands first in the register in respect of the relevant share) or to such other address as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose.
(d)
Every cheque or warrant is sent, and payment in any other way is made, at the risk of the person or persons entitled to it and the Company will not be responsible for any sum lost or delayed when it has sent or transmitted the sum in accordance with these articles. Clearance of a cheque or warrant or transmission of funds through a bank or other funds transfer system or by such other electronic means as is permitted by these articles shall be a good discharge to the Company.
(e)
Any joint holder or other person jointly entitled to any share may give an effective receipt for any dividend or other sum paid in respect of the share.
(f)
Any dividend, distribution or other sum payable in respect of any share may be paid to a person or persons entitled by transmission to that share as if that person or those persons were the holder or joint holders of that share and that person's address (or the address of the first named of two or more persons jointly entitled) noted in the register were the registered address.
123.
Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of any share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

124.
Calls or debts may be deducted from dividends

The Board may deduct from any dividend or other moneys payable to any person (either alone or jointly with another) on or in respect of a share all such sums as may be due from that person (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

125.
Unclaimed dividends etc.
(a)
All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. All dividends and any other such monies unclaimed for a period of 10 years after having been declared shall be forfeited and cease to remain owing by the Company.
(b)
If the Company exercises its power of sale in accordance with article 145, all dividends and other such monies payable on that share shall be forfeited and cease to remain owing by the Company.
(c)
The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.
126.
Uncashed dividends

If:

(i)
a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these articles is left uncashed or is returned to the Company or a payment has failed (including where the payment has been rejected or refunded) and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person; or
(ii)
such a payment is left uncashed or returned to the Company or fails (including where the payment has been rejected or refunded) on two consecutive occasions,

the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until that person notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

127.
Dividends in specie
(a)
The Board may, with the authority of an ordinary resolution of the Company and on the recommendation of the Board, direct that payment of any dividend may be satisfied wholly or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company).
(b)
Where any difficulty arises with the distribution, the Board may settle the difficulty as it thinks fit and, in particular, may (i) issue fractional certificates (or ignore fractions); (ii) fix the value for distribution of the specific assets or any part of them;
(iii)
determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution; or (iv) and vest any of the specific assets in trustees on such trusts for the persons entitled to the dividend as the Board may think fit.

128.
Scrip dividends
(a)
The Board may, with the authority of an ordinary resolution of the Company, offer any holders of any particular class of shares the right to elect to receive further shares of that class, credited as fully paid, instead of cash in respect of all (or some part) of any dividend specified by the ordinary resolution (a scrip dividend) in accordance with the following provisions of this article.
(b)
The ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period, but such period may not end later than five years after the date of the meeting at which the ordinary resolution is passed.
(c)
The basis of allotment shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid (disregarding the amount of any associated tax credit).
(d)
For the purposes of paragraph (c) above the value of the further shares shall be:
(i)
equal to the final reported per share closing price as quoted for a fully paid share of the relevant class, as shown in the NASDAQ Daily List for the day on which such shares are first quoted "ex" the relevant dividend and the four subsequent dealing days; or
(ii)
calculated in such manner as may be determined by or in accordance with the ordinary resolution.
(e)
The Board shall give notice to the holders of such shares of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.
(f)
The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares of the relevant class shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to the aggregate nominal amount of the shares to be allotted out of such sums available for the purpose as the Board may consider appropriate.
(g)
The further shares so allotted shall rank pari passu in all respects with the fully paid shares of the same class then in issue except as regards participation in the relevant dividend.
(h)
The Board may decide that the right to elect for any scrip dividend shall not be made available to members resident in any territory where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous.
(i)
The Board may do all acts and things as it considers necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this article, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the members concerned). To the extent that the entitlement of any holder of shares in respect of any dividend is less than the value of one new share of the relevant class (as determined for the basis of any scrip dividend) the Board may also from time to time establish or vary a procedure for such entitlement to be accrued and aggregated with any similar entitlement for the purposes of any subsequent scrip dividend.

(j)
The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article is offered, elect to receive shares in lieu of such dividend on the terms of such mandate.
(k)
The Board shall not make a scrip dividend available unless the Company has sufficient undistributed profits or reserves to give effect to elections which could be made to receive that scrip dividend.
(l)
The Board may decide at any time before the further shares are allotted that such shares shall not be allotted and pay the relevant dividend in cash instead. Such decision may be made before or after any election has been made by holders of shares in respect of the relevant dividend.

CAPITALISATION OF PROFITS AND RESERVES

129.
Capitalisation of reserves
(a)
The Board may, with the authority of an ordinary resolution of the Company or, if required by the 2006 Act, a special resolution:
(i)
subject to these articles, resolve to capitalise any sum standing to the credit of any reserve account of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account not required for the payment of any preferential dividend (whether or not it is available for distribution); and
(ii)
appropriate that sum as capital to the holders of Ordinary Shares in proportion to the nominal amount of the ordinary share capital held by them respectively which would entitle them to participate in a distribution of that sum if the Ordinary Shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply that sum on their behalf in paying up in full any shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions or in paying up the whole or part of any amounts which are unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by the resolution provided that the share premium account, the capital redemption reserve, any redenomination reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up shares to be allotted credited as fully paid up; and

resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividend only to the extent that the latter shares rank for dividend.

(b)
Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the Board may settle the difficulty as it thinks fit to give effect to the capitalisation and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than the members concerned) or ignore fractions and may fix the value for distribution of any fully paid up shares or debentures and may determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution, and may vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as the Board may think fit.
(c)
The Board may also authorise any person to sign on behalf of the persons entitled to share in the distribution a contract for the acceptance by those persons of the shares or debentures to be allotted to them credited as fully paid under a capitalisation and any such contract shall be binding on all those persons.

RECORD DATES

130.
Fixing of record dates
(a)
Notwithstanding any other of these articles, but without prejudice to any rights attached to any shares and subject always to the 2006 Act, the Company or the Board by resolution may fix any date as the record date (the record date) by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.
(b)
In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

ACCOUNTS

131.
Accounting records
(a)
The Board shall cause accounting records of the Company to be kept in accordance with the Statutes.
(b)
No member (as such) shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the Board or by any ordinary resolution of the Company or ordered by a court of competent jurisdiction.
(c)
Where permitted by the Statutes, the Company may send a summary financial statement in the form specified by the Statutes to the persons who would otherwise be entitled to be sent a copy of the Company’s full annual accounts and reports.

AUDITORS

132.
Validity of acts of Auditor

Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

SERVICE OF NOTICES AND OTHER DOCUMENTS

133.
Notices in writing

Any notice to be given to or by any person under these articles (other than a notice calling a meeting of the Board) shall be in writing, except where otherwise expressly stated. Any such notice may be given using electronic communications provided sent to such address (if any) for the time being notified for that purpose to the person sending the notice by or on behalf of the person to whom the notice is sent and in the case of communications between the Company and its members, in accordance with the following articles 134 and 135.

134.
Method of giving notice to members
(a)
The Company shall give any notice or other document under these articles to a member by whichever of the following methods it may elect in its absolute discretion:
(i)
personally; or
(ii)
by posting the notice or other document in a prepaid envelope addressed, in the case of a member, to his registered address, or in any other case, to the person’s usual address; or
(iii)
by leaving the notice or other document at that address; or
(iv)
by sending the notice or other document using electronic communications to such address (if any) for the time being notified to the Company by or on behalf of the member for that purpose; or
(v)
in accordance with article 134(b); or
(vi)
by any other method approved by the Board.
(b)
A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him or an address to which notices may be sent using electronic communications shall be entitled to receive notices and other documents from the Company at that address, but, unless he does so, shall not be entitled to receive any notice from the Company. Without limiting the previous sentence, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such address shall be ignored for the purposes of determining the validity of proceedings at such meeting.

(c)
Subject to the Statutes, the Company may also give any notice or other document under these articles to a member by publishing that notice or other document on a website where:
(i)
the Company and the member have agreed to the member having access to the notice or document on a website (instead of it being sent to him);
(ii)
the notice or document is one to which that agreement applies;
(iii)
the member is notified, in a manner for the time being agreed between him and the Company for the purpose of:
(A)
the publication of the notice or document on a website;
(B)
the address of that website; and
(C)
the place on that website where the notice or document may be accessed, and how it may be accessed; and
(iv)
the notice of document is published on that website throughout the publication period and (if applicable) continues to be so published until the conclusion of the meeting (and any adjourned meeting), provided that, if the notice or document is published on that website for a part, but not all of, such period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice or document throughout that period is wholly attributable to circumstances which it would be reasonable to have expected the Company to prevent or avoid by any other method approved by the Board.
(d)
In article 134(c) publication period means:
(i)
in the case of a notice of an adjourned meeting under article 45 of not less than 14 days before the date of the adjourned meeting, beginning on the day following that on which the notice referred to in article 134(c)(i) is sent or (if later) is deemed given; and
(ii)
in any other case, a period of not less than 21 days, beginning on the day following that on which the notification referred to in article 134(c)(i) is sent or (if later) is deemed given;
(e)
The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications for the giving of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

(f)
Proof that an envelope containing a notice or other document was properly addressed, prepaid and posted shall be conclusive evidence that the notice or document was given. Proof that a notice or other document contained in an electronic communication was sent or given in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators current at the date of adoption of these articles, or, if the Board so resolves, any subsequent guidance so issued, shall be conclusive evidence that the notice or document was sent or given. A notice or other document sent by the Company to a member by post shall be deemed to be given or delivered:
(i)
if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted;
(ii)
if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing it was posted;
(iii)
in any other case, on the second day following that on which the envelope containing it was posted.
(g)
A notice or other document sent by the Company to a member contained in an electronic communication shall be deemed given to the member on the day on which the electronic communication was sent to the member. Such a notice or other document shall be deemed given by the Company to the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document for any reason and notwithstanding that the Company subsequently sends a copy of such notice or other document by post to the member.
(h)
A notice, document or other communication shall be deemed to have been given if made available on a website, when the recipient was deemed to have received notification of the fact that the material was available on the website, in accordance with this article and if such notice, document or communication is sent by means of a relevant system, when the Company or any sponsoring system-participant acting on its behalf sends the issuer instructions relating to the communication.

135.
Notice by members

Unless otherwise provided by these articles, a member or a person entitled by transmission to a share shall give any notice or other document under these articles to the Company by whichever of the following methods he may in his absolute discretion determine:

(a)
by posting the notice or other document in a prepaid envelope addressed to the office; or
(b)
by leaving the notice or other document at the office; or
(c)
by sending the notice or other document using electronic communications to such address (if any) for the time being notified by or on behalf of the Company for that purpose.

136.
Notice to joint holders

In the case of joint holdings, all notices and other documents shall be given or sent to the joint holder whose name appears first in the register and this shall be sufficient delivery to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having given an address within the United Kingdom at which notices may be given to him or an address to which notices may be sent using electronic communications shall be disregarded.

137.
Notice to persons entitled by transmission

A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred whether or not the Company has notice of the transmission event.

138.
Disruption of postal services

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one leading national daily newspaper and such notice shall be deemed to have been given to all members and other persons entitled to receive it on the day when the advertisement appears (or first appears). In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

139.
Deemed notice

A member present in person at any meeting of the Company or of the holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

140.
Successors in title bound by notice to predecessor

Every person who becomes entitled to a share shall be bound by any notice (other than a notice given under section 793 of the 2006 Act) in respect of that share which, before his name is entered in the register, was given to the person from whom he derives his title.

141.
Reference to notices are to notifications

Except when the subject or context otherwise requires, in articles 134(a), 134(b), 134(c), 134(f), 135 and 136 references to a notice include without limitation references to any notification required by the Statutes or these articles in relation to the publication of any notices or other documents on a website.

142.
Statutory requirements

Nothing in these articles shall affect any requirement of the Statutes that any particular notice or other document be served in any particular manner.

143.
Record date for delivery
(a)
For the purposes of giving notices of meetings or other documents, whether under these articles or under section 310(1) of the 2006 Act, any other Statute or any other statutory instrument, the Company may determine that persons entitled to receive such notices or other documents are those persons entered on the register at the close of business on a day determined by it.
(b)
The day determined by the Company under article 143(a) may not be more that 21 days before the day that the notice of the meeting or other document is sent.
(c)
For the purposes of determining which persons are entitled to attend and/or vote at a meeting, and how many votes such persons may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend and/or vote at the meeting. In calculating the period mentioned in this article 143(c), no account shall be taken of any part of a day that is not a working day.

REGISTER

144.
Register Requirements
(a)
The directors shall keep, or cause to be kept the register of members in the manner required by the 2006 Act.
(b)
Subject to the provisions of the 2006 Act, the Company may keep an overseas branch register in any country, territory or place. The Board may (subject to the 2006 Act) make and vary such regulations as it may think fit in relation to the keeping of any such overseas branch register, including any regulations regarding the transfer of shares from such overseas branch register to the register, the transfer of shares from the register to such overseas branch register or the inspection of the overseas branch register.

UNTRACED MEMBERS

145.
Sale of shares of untraced members
(a)
The Company may sell, in such manner as the Board may decide and at the best price it considers to be reasonably obtainable at that time, any share of a member,

or any share to which a person is entitled by transmission if:
(i)
during a period of 12 years at least three cash dividends have become payable in respect of the share to be sold;
(ii)
during that period of 12 years no cash dividend payable in respect of the share has been claimed, no cheque, warrant, order or other payment for a dividend has been cashed, no dividend sent by means of a bank or other funds transfer system or other electronic system or means (including, in the case of uncertificated shares, a relevant system) has been paid and no communication has been received by the Company from the member or the person entitled by transmission to the share;
(iii)
on or after the expiry of that period of 12 years the Company has sent, or caused to be sent, a notice to the registered address or last known address the Company has for the member or other person entitled by transmission to the share, giving notice of its intention to sell the share (provided that before sending such a notice, the Company shall have made, or caused to be made, such tracing enquiries for the purpose of contacting that member or other person as the Board considers to be reasonable and appropriate in the circumstances); and
(iv)
during the period of three months following the sending of the notice referred to in paragraph (iii) above and after that period until the exercise of the power to sell the share, the Company has not received any communication from the member or the person entitled by transmission to the share.
(b)
The Company's power of sale shall extend to any further share which, on or before the sending of the notice pursuant to paragraph (a)(iii) above (additional share), is issued in right of a share to which paragraph (a) above applies (or in right of any share to which this paragraph applies) if the conditions set out in paragraphs 145(a)(ii) to (iv) above are satisfied in relation to the additional share (but as if the references to a period of 12 years were references to a period beginning on the date of allotment of the original share and ending on the date of sending the notice referred to above).
(c)
To give effect to any sale, the Board may:
(i)
where the shares are held in certificated form, appoint any person to execute, as transferor, an instrument of transfer of the shares to, or in accordance with the directions of the buyer; and
(ii)
where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to or in accordance with the directions of the buyer,

in each case, the title of the new holder to the share not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

146.
Application of proceeds of sale

The net proceeds of any sale made under article 145 will be forfeited and will belong to the Company. No interest shall be payable in respect of the net proceeds and the Company shall not be required to account for any money earned on the net proceeds. The Company will not be liable in any respect to the former member or members or other person who may or would have been entitled to the share or shares by law for the proceeds of sale, and the Company may use the proceeds of sale for any purpose as the Board may decide.

DESTRUCTION OF DOCUMENTS

147.
Destruction of documents
(a)
Subject to the Statutes, the Board may authorise or arrange the destruction of documents held by the Company as follows:
(i)
at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the register;
(ii)
at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;
(iii)
at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address;
(iv)
at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques;
(v)
all appointments (or records of appointment) of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and
(vi)
all appointments (or records of appointment) of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the appointment of proxy relates and at which no poll was demanded.

(b)
Subject to the Statutes, it shall conclusively be presumed in favour of the Company that:
(i)
every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;
(ii)
every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(iii)
every share certificate so destroyed was a valid certificate duly and properly cancelled;
(iv)
every other document mentioned in paragraph (a) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and
(v)
every paid dividend warrant and cheque so destroyed was duly paid.
(c)
The provisions of paragraph (b) above shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.
(d)
Nothing in this article shall be construed as imposing on the Company or the Board any liability in respect of the destruction of any document earlier than as stated in paragraph (a) above or in any other circumstances in which liability would not attach to the Company or the Board in the absence of this article.
(e)
References in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

148.
Powers to distribute in specie

If the Company is being wound up (whether the liquidation is voluntary, under supervision or by the Court or otherwise), the liquidator may, with the authority of a special resolution of the Company and any other authority required by the Statutes:

(i)
divide among the members in specie the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or
(ii)
vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like sanction, shall think fit but no member shall be compelled to accept any assets upon which there is any liability.

INDEMNITY AND INSURANCE, ETC.

149.
Directors' indemnity, insurance and defence
(a)
Subject to the provisions of the 2006 Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the Company or of an associated company, or in connection with the activities of the Company, or of an associated company, as a trustee of an occupational pension scheme (as defined in section

235(6) of the 2006 Act), provided that this article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this article, or any element of it, to be treated as void under the 2006 Act or otherwise unlawful under the 2006 Act.

(b)
Without prejudice to the foregoing, the Board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:
(i)
a director, officer, employee or auditor of the Company or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or
(ii)
a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (i) above are or have been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

FORUM SELECTION

150.
Forum Selection
(a)
Unless the Company consents in writing to the selection of an alternative forum, the Courts of England and Wales shall, to the fullest extent permitted by law, be the sole and exclusive forum for:
(i)
any derivative action or proceeding brought on behalf of the Company;
(ii)
any action, including any action commenced by a member of the Company in its own name or on behalf of the Company, asserting a claim of breach of any fiduciary or other duty owed by any director, officer or other employee of the Company (including but not limited to duties arising under the 2006 Act); and/or
(iii)
any action arising out of or in connection with these articles (pursuant to any provision of the laws of England and Wales or these articles (as either may be may be amended from time to time)) or otherwise in any way relating to the constitution or conduct of the Company, other than any such action in any way relating to the conduct of the Company arising out of a breach of any federal law of the United States of America or the laws of any State of the United States of America.
(b)
Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended or any successor thereto.

(c)
For the avoidance of doubt, nothing contained in this article 150 shall apply to any action brought to enforce a duty or liability created by the Exchange Act or any successor thereto.